UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 Manas Petroleum Corporation
(Name of small business issuer in its charter)
Nevada	1311	91-1918324
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Bahnhofstrasse 9 6341Baar, Switzerland Telephone: +41-(44) 718 10 30
(Address and telephone number of principal executive offices)
Bahnhofstrasse 9, 6341Baar, Switzerland Telephone: +41-(44) 718 10 30
(Address of principal place of business or intended principal place of business)
Steven A. Sanders, Esq. 501 Madison Avenue, New York, New York 10022 Telephone: 212-935-0900
(Name, address and telephone number of agent for service)

Copy of communications to:
Steven A. Sanders, Esq.
William S. Rosenstadt, Esq.
Sanders Ortoli Vaughn-Flam Rosenstadt LLP
501 Madison Avenue
New York, New York 10022
Telephone:  212-935-0900

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [    ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock to be offered for resale by selling stockholders upon exercise of warrants and options(1)	22,683,989 (2)	$4.225	95,839,853.53	$2,943
Total Registration Fee				$2,943
(1)  An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)  Represents the aggregate number of shares of our common stock that may be issued upon the exercise of an aggregate of up to 12,933,989 warrants and 9,750,000 options.

(3)  This fee is calculated in accordance with Rule 457(c) of the Securities Act and is estimated for the sole purpose of calculating the registration fee.  We will not be selling any of the 22,683,989 common shares that have been included in this registration for resale by the selling stockholders, nor are we advised of a price at which these selling stockholders will sell their shares.  We have therefore estimated the price per share for all of the shares to be resold by the selling stockholders for purposes of calculation of the fee to be $4.225 which is the average of the high and low sales price per share of our common stock as reported by the OTC Bulletin Board on November 16, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS	Subject to Completion ______________, 2007
Manas Petroleum Corporation
22,683,989 Shares of Common Stock of Manas Petroleum Corporation
_________________________________

This prospectus relates to the resale by certain selling stockholders of Manas Petroleum Corporation of up to 22,683,989 shares of our common stock consisting of:

●	up to 9,750,000 shares of our common stock which may be issued upon the exercise of up to 9,750,000 options to purchase shares of our common stock, and
●	up to 12,933,989 shares of our common stock which may be issued upon the exercise of up to 12,933,989 warrants.

The selling stockholders may offer and sell all or a portion of the shares of common stock being offered in this prospectus on a continuous or delayed basis.  The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution”. Our common stock is traded on the OTC Bulletin Board under the symbol “MNAP.OB”. On November 16, 2007, the closing price of the common stock was $4.20 per share.

We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.  We will pay all of the costs of registering these shares for resale.

Our business is subject to many risks and an investment in our common stock will involve a high degree of risk.  You should invest in our common stock only if you can afford to lose your entire investment.  You should carefully consider the various Risk Factors described beginning on page 5 of this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Please read this prospectus carefully.  You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.

The date of this prospectus is ____________________, 2007.

The following table of contents has been designed to help you find important information contained in this prospectus.  We encourage you to read the entire prospectus.

SUMMARY

As used in this prospectus, the terms "we", "us", and "our" mean Manas Petroleum Corporation and our subsidiaries, unless otherwise indicated.

Our Business

We are in the business of exploring for oil and gas, primarily in Central Asia and the Balkans. In particular, we focus on the exploration of large under-thrust light oil prospects in areas where, though there has often been shallow production, their deeper potential has yet to be evaluated.  Upon discovery of sufficient reserves of oil or gas, we intend to exploit such reserves.

We either carry out operations directly or through our participation in a joint venture with a larger and more established oil and gas company to whom we have farmed out the project.  We currently have or are involved in projects in the Kyrgyzstan, Albania and Tajikistan and are looking to undertake projects in other areas as well.

Number of Shares Being Offered

This prospectus relates to the resale by certain selling stockholders of Manas Petroleum Corporation of up to 22,683,989 shares of our common stock consisting of:

●	up to 9,750,000 shares of our common stock which may be issued upon the exercise of up to 9,750,000 options to purchase shares of our common stock, and
●	up to 12,933,989 shares of our common stock which may be issued upon the exercise of up to 12,933,989 warrants.

Number of Shares Outstanding

There were 112,156,488 shares of our common stock issued and outstanding as at November 15, 2007.

Estimated Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholders.  We could receive proceeds of up to $80,130,350, however, if all of the 9,750,000 options and 12,933,989 warrants are exercised.  If any or all of the options and warrants are exercised, we will use the proceeds to finance the company´s working capital needs.

Summary of Financial Data
On April 10, 2007, we acquired DWM Petroleum AG (“DWM”) and assumed its business.  Just prior to the acquisition, we had no business and were a non-operating shell company.  As a result, DWM is treated as the continuing accounting acquirer for accounting and reporting purposes, and our historical financial data prior to the acquisition has been replaced with DWM’s historical financial data prior to the acquisition.  On June 24, 2007, we changed our fiscal year end from March 31 to December 31 to match DWM’s historical fiscal year end.

The summarized consolidated financial data presented below is derived from and should be read in conjunction with:
●
our unaudited condensed consolidated financial statements for the three-month and nine-month periods ended September 30, 2007 and September 30, 2006, and the period from May 25, 2004 (date of incorporation) to September 30, 2007

●	our audited consolidated financial statements for the years ended December 31, 2006 and December 31, 2005, and the period from May 25, 2004 (date of incorporation) to December 31, 2006, and
●	the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis".

	For the three-month period ended September 30, 2007	For the three-month period ended September 30, 2006	For the nine-month period ended September 30, 2007	For the nine-month period ended September 30, 2006	For the year ended December 31, 2006	For the year ended December 31, 2005	For the period from May 25, 2004 (Inception) to September 30, 2007
Revenue	$0	$0	$0	$0	$0	$0	$115,148
Net income/(loss)	$(3,227,958)	$(527,298)	$(8,717,241)	$(1,576,507)	$1,023,957	$(1,993,932)	$(13,861,959)
Basic income/(loss) per share	$(0.0289)	$(0.0053)	$(0.0812)	$(0.0157)	$0.0102	$(0.0200)	$(0.1012)

	As at September 30, 2007	As at December 31, 2006	As at December 31, 2005
Working Capital	$9,982,648	$688,193	$1,510,421
Total Assets	$10,492,841	$1,142,779	$1,782,165
Total Shareholders’ Equity (Deficit)	$9,761,454	$28,528	$(2,373,328)
Accumulated Deficit	$(10,288,248)	$(1,571,007)	$(2,594,964)

RISK FACTORS
GENERAL STATEMENT ABOUT RISKS

An investment in our common stock involves a number of very significant risks.  You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock.  Our business, operating results and financial condition could be seriously harmed due to any of the following risks.  You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR COMPANY

A significant portion of our operations are through our 25% interest in a joint venture that we do not control, and as a result, we may not be able to materially affect the success of that joint venture’s operations.

We are participating in an oil and gas exploration project in Kyrgyzstan through our 25% interest in South Petroleum JSC. Santos Limited, an Australian public company that is one of Australia’s largest onshore gas producers, holds 70% of South Petroleum through a wholly-owned subsidiary and Kyrgyzneftegas JSC, an operating entity belonging to the Kyrgyz government, holds the remaining 5%.  Under a Farm-In Agreement that we entered into with Santos, Santos will carry out certain exploration and development work in connection with this project.  While we will be consulted about the project and given reports on its status, most final decisions can be made solely by Santos.  Additionally, if Santos completes various acts listed in the Farm-In Agreement, we will be responsible for 30% of any expenditure in excess of $43.5 million that is related to the drilling of exploration and appraisal wells on the licensed land.  As a result, the success of our business as well as our potential costs of business partially depend on factors that neither we nor our management control.  We cannot assure you that Santos or its subsidiaries, affiliates, agents or management will make decisions concerning this project that are reasonable, profitable or in our best interest.

Our independent auditors have referred to circumstances which might result in substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

We incurred a net loss of $1,023,957 for the year ended December 31, 2006, $1,993,932 for the year ended December 31, 2005 and $3,227,958 for the nine-month period ended September 30, 2007.  At September 30, 2007, we had an accumulated deficit of $10,288,248.

These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors' report on our consolidated financial statements for the year ended December 31, 2006, which is included with this prospectus.  Although our consolidated financial statements refer to circumstances which might raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business.

We have had negative cash flows from operations, and our current resources are sufficient to fund our operations for up to 7 months.  Our business operations may fail if our actual cash requirements exceed our estimates and we are not able to obtain further financing.

We currently spend approximately $600,000 per month on our operations. Unless we raise additional funds, we will be unable to fund our operations with our current resources for the next 7 months.

Our company has had negative cash flows from operations.  Since incorporation, we have not earned any revenues from operations, and due to the length of time between the discovery of oil and gas reserves and their exploitation and development, we do not anticipate earning revenues from operation in the near future. To date, we have incurred significant expenses.  As at September 30, 2007, we had cash on hand of $10,201,883, of which a minimum of $6,100,000 will be utilized to finance the first phase of our work program in Albania. We cannot assure you that our actual cash requirements will not exceed our estimates, and in any case we will require additional financing to bring our interests into commercial operation, finance working capital, meet our contractual minimum expenditures and pay for operating expenses and capital requirements until we achieve a positive cash flow.  Additional capital also may be required in the event we incur any significant unanticipated expenses.
We have historically depended upon capital infusion from the issuance of equity securities to provide the cash needed to fund our operations, but we cannot assure you that we will be able to continue to do so.  Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the success of our exploration efforts and any production efforts resulting therefrom.

In light of our operating history, we may not be able to obtain additional equity or debt financing on acceptable terms if and when we need it.  Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements.

If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results, and compete effectively.  More importantly, if we are unable to raise further financing when required, our continued operations may have to be scaled down or even ceased and our ability to generate revenues would be negatively affected.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on the oil and gas industry in a limited number of properties, primarily in the Kyrgyzstan, Albania and Tajikistan. However, we lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified. If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

We may not effectively manage the growth necessary to execute our business plan.

Our business plan anticipates a significant increase in the number of our strategic partners, equipment suppliers, manufacturers, dealers, distributors and customers. This growth will place significant strain on our current personnel, systems and resources. We expect that we will be required to hire qualified employees to help us manage our growth effectively. We believe that we will also be required to improve our management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems to support our desired growth. If we fail to manage our anticipated growth effectively, our business could be adversely affected.

Substantially all of our assets and all of our Directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our Directors or officers.

Substantially all of our assets are located outside the United States. In addition, a majority of our Directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or Directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

Our Articles of Incorporation exculpate our officers and Directors from any liability to our company or our shareholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and Directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and Directors and may discourage or deter our shareholders from suing our officers and Directors based upon breaches of their duties to our company.

A decline in the price of our common stock could affect our ability to raise further capital and our ability to continue our normal operations.

Our operations have been financed in large part through the sale of equity securities, and we believe that they will continue to be so financed for some time. A prolonged decline in the price of our common stock could make it difficult for us to raise capital through the sale of our equity securities. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and could have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations.

The loss of certain key management employees could have a material adverse effect on our business.

The nature of our business, our ability to continue our development of new and innovative products and to develop a competitive edge in our marketplace depends, in large part, on our ability to attract and maintain qualified key personnel. Competition for such personnel is intense, and we cannot assure you that we will be able to attract and retain them. Our development now and in the future will depend on the efforts of key management figures, such as Alexander Becker, our CEO, Peter-Mark Vogel, our CFO, Heinz Scholz, the Chairman of our Board of Directors, Erik Herlyn, our COO, and Yaroslav Bandurak, our CTO. The loss of any of these key people could have a material adverse effect on our business. We do not currently maintain key-man life insurance on any of our key employees.

RISKS ASSOCIATED WITH OUR BUSINESS

Neither we nor our joint venture have discovered any oil and gas reserves, and we cannot assure you that that we or our joint venture ever will.

We are in the business of exploring for oil and natural gas and the development and exploitation of any significant reserves that are found. Oil and gas exploration involves a high degree of risk that the exploration will not yield positive results. These risks are more acute in the early stages of exploration. Neither we nor our joint venture have discovered any reserves, and we cannot guarantee you either of us ever will. Even if either of us succeed in discovering oil or gas reserves, these reserves may not be in commercially viable quantities or locations. Until we or our joint venture discover such reserves, we will not be able to generate any revenues from their exploitation and development.  If we are unable to generate revenues from the development and exploitation of oil and gas reserves, we will be forced to change our business or cease operations.

The nature of oils and gas exploration makes the estimates of costs uncertain, and our operations may be adversely affected if we underestimate such costs.

It is difficult to project the costs of implementing an exploratory drilling program. Complicating factors include the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof. If we underestimate the costs of such programs, we may be required to seek additional funding, shift resources from other operations or abandon such programs.

Even if we or our joint venture discover and then develop oil and gas reserves, we or our joint venture may have difficulty distributing our production.

If we or our joint venture are able to produce oil and gas, we will have to make arrangements for storage and distribution of that oil and gas. We or our joint venture would have to rely on local infrastructure and the availability of transportation for storage and shipment of oil and gas products, but any readily available infrastructure and storage and transportation facilities may be insufficient or not available at commercially acceptable terms. This could be particularly problematic to the extent that operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping or pipeline facilities. Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we or our joint venture will operate, or labor disputes may impair the distribution of oil and gas. These factors may affect the ability to explore and develop properties and to store and transport oil and gas and may increase our or our joint venture’s expenses to a degree that has a material adverse effect on operations.

Prices and markets for oil are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business if we or our joint venture ever begin exploitation of reserves.

Our revenues and earnings, if any, will be highly sensitive to the prices of oil and gas. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control. These factors include, without limitation, weather conditions, the condition of the global economies, the actions of the Organization of Petroleum Exporting Countries, governmental regulations, political stability in the Middle East and elsewhere, war, or the threat of war, in oil producing regions, the foreign supply of oil, the price of foreign imports and the availability of alternate fuel sources. Significant changes in long-term price outlooks for crude oil could by the time that we or our joint venture start exploiting oil and gas reserves, if we or our joint venture ever discover and exploit such reserves, could have a material adverse effect on revenues as well as the value of licenses or other assets.

Our business will suffer if we cannot obtain or maintain necessary licenses.

Our operations require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities. Among other factors, our and our joint venture’s ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments. Our or our joint venture’s inability to obtain, maintain or acquire extensions for these licenses or permits could hamper our ability to produce revenues from operations.

Other oil and gas companies may seek to acquire property leases and licenses that we and our joint venture will need to operate our business. This competition has become increasingly intense as the price of oil on the commodities markets has risen in recent years. This competition may prevent us from obtaining licenses we and our joint venture deem necessary for our businesses, or it may substantially increase the cost of obtaining these licenses.

Amendments to current laws and regulations governing our proposed operations could have a material adverse impact on our proposed business.

We are subject to substantial regulation relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of, oil and gas. Amendments to current laws and regulations governing operations and activities of oil and gas exploration and extraction operations could have a material adverse impact on our proposed business. In addition, we cannot assure you that income tax laws, royalty regulations and government incentive programs related to the oil and gas industry generally or to us specifically will not be changed in a manner which may adversely affect us and cause delays, inability to complete or abandonment of projects.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us or our joint venture to civil and criminal penalties, could require us or our joint venture to forfeit property rights or licenses, and may affect the value of our assets. We or our joint venture may also be required to take corrective actions, such as installing additional equipment, which could require substantial capital expenditures. We or our joint venture could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our or our joint venture’s obligation to provide such indemnification to our employees.

Our inability to obtain necessary facilities could hamper our operations.

Oil and gas exploration and development activities depend on the availability of equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our or our joint venture’s access to these facilities may be limited. To the extent that we conduct our activities in remote areas or in under-developed markets, needed facilities may not be proximate to our operations or readily available, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our or our joint venture’s activities, increasing our costs or otherwise.

Emerging marketsare subject to greater risks than more developed markets, including significant legal, economic and political risks.
In recent years Kyrgyzstan, Albania and Tajikistan have undergone substantial political, economic and social change. As in any emerging market, Kyrgyzstan, Albania and Tajikistan do not possess as sophisticated and efficient business, regulatory, power and transportation infrastructures as generally exist in more developed market economies. Investors in emerging markets should be aware that these markets are subject to greater risks than more developed markets, including in some cases significant legal, economic and political risks. Investors should also note that emerging economies are subject to rapid change and that the information set out herein may become outdated relatively quickly. We cannot predict what economic, political, legal or other changes may occur in these or other emerging markets, but such changes could adversely affect our or our joint venture’s ability to carry out exploration and development projects.
Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire additional licenses, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements depends on developing and maintaining close working relationships with industry participants and government officials and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to undertake in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Environmental risks may adversely affect our business.

All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. The application of environmental laws to our or our joint venture’s business may cause either of us to curtail our production or increase the costs of any production, development or exploration activities.

Losses and liabilities arising from uninsured or under-insured hazards could have a material adverse effect on our business.

If we or our joint venture develop and exploit oil and gas reserves, those operations will be subject to the customary hazards of recovering, transporting and processing hydrocarbons, such as fires, explosions, gaseous leaks, migration of harmful substances, blowouts and oil spills. An accident or error arising from these hazards might result in the loss of equipment or life, as well as injury, property damage or other liability. We have not made a determination as to the amount and type of insurance that we will carry. We cannot assure you that we will obtain insurance on reasonable terms or that any insurance we may obtain will be sufficient to cover any such accident or error. Our operations could be interrupted by natural disasters or other events beyond our control. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on our business, financial condition and results of operations.

RISKS ASSOCIATED WITH OUR COMMON STOCK

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

Our common stock is not presently traded on any securities exchange, although our common shares are quoted on the OTC Bulletin Board.  Quotations of our common stock on the OTC Bulletin Board have been sporadic, and trading volume has been low.  The sale of a substantial number of shares of our common stock in any public market could cause a reduction in the market price of our common stock.  We had 112,156,488 shares of our common stock issued and outstanding as of November 15, 2007.  When this registration statement is declared effective and if all of the options and warrants covered by this registration statement vest and are exercised, the selling stockholders may be reselling up to 22,683,989 shares of our common stock and, as a result of this registration statement, a substantial number of our shares of our common stock may be available for immediate resale, which could have an adverse effect on the price of our common stock.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others.  Any such short sales could place further downward pressure on the price of our common stock.

There is no active trading market for our common stock, and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There has been a limited trading market for our common stock on the OTC Bulletin Board, and the bid and ask prices for our common stock have fluctuated widely. As a result, a stockholder may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock. This severely limits the liquidity of our common stock and has a material adverse effect on the market price for our common stock and on our ability to raise additional capital. An active public market for shares of our common stock may not develop, or if one should develop, it may not be sustained, and as a result, investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results,
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments,
●	adoption of new accounting standards affecting our industry,
●	additions or departures of key personnel,
●	sales of our common stock or other securities in the open market,
●	conditions or trends in our industry, and
●	other events or factors, many of which are beyond our control.

The stock market has experienced significant price and volume fluctuations, and the market prices of stock in developmental stage companies have been highly volatile. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

The exercise of all or any number of outstanding warrants or stock options, the issuance of any annual bonus shares, the award of any additional options, bonus shares or other stock-based awards or any issuance of shares to raise funds or acquire a business may dilute your shares of our common stock.

If the holders of all of the warrants and options included in this prospectus exercise all of their warrants and options, then we would be required to issue an additional 22,683,989 shares of our common stock, which would represent approximately 20.2% of our issued and outstanding shares on November 15, 2007. The exercise of any or all outstanding warrants or options that are exercisable below market price will result in dilution to the interests of other holders of our common stock as the holders may sell some or all of the shares underlying the warrants and options into the public market.

We may in the future grant to some or all of our Directors, officers, insiders, and key employees options to purchase our common shares, bonus shares and other stock based awards as non-cash incentives to those persons. We may grant these options and other stock based awards at exercise prices equal to or less than market prices, and we may grant them when the market for our securities is depressed. The issuance of any equity securities could, and the issuance of any additional shares will, cause our existing shareholders to experience dilution of their ownership interests.

Any additional issuance of shares or decision to enter into joint ventures with other parties to raise financing or acquire other businesses through the sale of equity securities, may dilute our investors' interests in our company, and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. Such issuance may cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the price of our shares or a change in the control of our company.

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors".  The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the NASD believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our Directors own approximately 57% of our common stock.

Based on the 112,156,488 shares of common stock that were issued and outstanding as of November 15, 2007, our Directors owned approximately 57% of our outstanding common stock and had the right to exercise options and warrants up to acquire up to 0.7% of our common stock within the next 60 days. As a result, our directors as a group may have a significant effect in delaying, deferring or preventing any potential change in control of our company, be able to strongly influence the actions of our Board of Directors even if they were to cease being our directors and control the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the voting and other rights of other stockholders.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of their investment in our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the Registration Statement in which it is included contain forward-looking statements.  Forward-looking statements are statements which relate to future events or our future performance, including our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", or "potential" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks enumerated in this section entitled "Risk Factors", that may cause our company's or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While we make these forward-looking statements, and any assumptions upon which they are based, in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this prospectus and the Registration Statement in which it is included.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this prospectus, the terms "we", "us", and "our" mean Manas Petroleum Corporation and our subsidiaries, unless otherwise indicated.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

You may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1.800.SEC.0330.  The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and you may obtain copies of our electronic filings with the SEC on their website.

THE OFFERING

This prospectus relates to the resale by certain selling stockholders of Manas Petroleum Corporation of up to 22,683,989 shares of our common stock consisting of:

●	up to 7,850,000 shares of our common stock which may be issued upon the exercise of up to 7,850,000 options to purchase shares of our common stock at a price of $4.00 per share,
●	up to 1,500,000 shares of our common stock which may be issued upon the exercise of up to 1,500,000 options to purchase shares of our common stock at a price of $4.90 per share,
●	up to 400,000 shares of our common stock which may be issued upon the exercise of up to 400,000 options to purchase shares of our common stock at a price of $5.50 per share,
●	up to 825,227 shares of our common stock which may be issued upon the exercise of up to 825,227 warrants to purchase shares of our common stock at a price of $5.50 per share,
●	up to 6,905,043 shares of our common stock which may be issued upon the exercise of up to 6,905,043 warrants to purchase shares of our common stock at a price of $2.00 per share,
●	up to 5,170,430 shares of our common stock which may be issued upon the exercise of up to 5,165,076 warrants to purchase shares of our common stock at a price of $4.00 per share,
●	up to 33,289 shares of our common stock which may be issued upon the exercise of up to 33,289 warrants to purchase shares of our common stock at a price of $4.50.

The selling stockholders may offer and sell their shares of common stock on a continuous or delayed basis.  The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.” Our common stock is traded on the OTC Bulletin Board under the symbol “MNAP.OB.” On November 16, 2007, the closing price of the common stock was $4.20 per share.

We have been advised by the selling shareholders that they may offer to sell all or a portion of the shares of common stock being offered in this prospectus from time to time.  We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders, although we would receive proceeds if any of the warrants or options is exercised.  We will pay all of the costs of registering the shares being offered for resale under this prospectus.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus.  As a result, all proceeds from the sales of the common stock will go to the respective selling stockholders, and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We could receive proceeds of up to $80,130,350, however, if all of the warrants and options are exercised.  If any or all of the warrants and options are exercised, we will use the proceeds to fund the company´s working capital.

DETERMINATION OF OFFERING PRICE

We have been advised by the selling shareholders that they may offer to sell all or a portion of the shares of common stock being offered in this prospectus from time to time.  As a result, the prices at which the selling shareholders may sell the shares of common stock covered by this prospectus will be determined by the prevailing public market price for shares of common stock or by negotiations in private transactions.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the 12,933,989 shares of common stock that may be issued to them upon exercise of the warrants and up to an additional 9,750,000 shares of common stock that may be issued to them upon exercise of the options. The following table sets forth certain information regarding each selling stockholder’s beneficial ownership of shares of our common stock of as of November 15, 2007 and the maximum number of shares of common stock covered by this prospectus that may be offered by each selling stockholder. Because the selling stockholders may sell all or only a portion of the 22,683,989 shares of common stock being registered hereby, we cannot estimate the number of these shares of common stock that will be held by the selling stockholders upon termination of the offering. The information in the following table assumes that the selling stockholders will sell all of their shares in the offering.
We issued all of these shares of common stock and granted all of the warrants and options that may be exercised in exchange for these shares of common stock in private placement transactions that were exempt from the registration requirements imposed by the Securities Act of 1933 pursuant to the exemptions provided by Section 4(2) thereof, Regulation S promulgated thereunder and/or Regulation D promulgated thereunder.

Other than the relationships described below, none of the selling stockholders has, nor have they within the past three years had, any material relationship with us.

Name of Selling Stockholder and Position, Office or Material Relationship with Manas	Common Shares owned by the Selling Stockholder (2)	Number of Shares Issuable Upon Exercise of all of the Options and Warrants	Total Shares Registered(3)	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
				# of Shares	% of Class

Adelaar, Jay	10,000	10,000	10,000	10,000	*
Aisslinger, Markus	22,222	22,222	22,222	22,222	*
Alvaro, Michael Jose	30,000	15,015	15,015	30,000	*
Arnemann, Max	0	9,272	9,272	0	*
Art Trade Finance Ltd.	0	8,902	8,902	0	*
Asset Protection Fund Ltd.	550,000	550,000	550,000	550,000	*
Aton Ventures Fund Ltd.	250,000	250,000	250,000	250,000	*
Aurora Fund Ltd.	200,000	200,000	200,000	200,000	*
Ballestraz, Eric	42,745	17,222	17,222	42,745	*
Banca Del Gottardo	160,000	160,000	160,000	160,000	*
Bandurak, Yarolslav (4)	1,600,000	1,500,000	1,500,000	1,600,000	1.2%
Bank Sal. Oppenheim jr. & Cie. (Schweiz) AB	400,000	400,000	400,000	400,000	*
Banque de Luxembourg	75,000	75,000	75,000	75,000	*
Barrington-Foote, Joan Anne (5)	10,000	10,000	10,000	10,000	*
Becker, Alexander (6)	17,929,943	1,750,000	1,750,000	17,929,943	13.3%
Beer, Georg	24,420	12,210	12,210	24,420	*
Ben-Natan, Avraham	98,000	50,000	50,000	98,000	*
Bendl, Josef Martin	6,000	6,000	6,000	6,000	*
Berbig, Roger Dr.	155,400	77,700	77,700	155,400	*
Bianchi, Gabriel U.	25,000	25,000	25,000	25,000	*
Bittermann, Harald	15,000	15,000	15,000	15,000	*
Blatti, Frank	148,298	74,148	74,148	74,148	*
Both, Philip	20,000	20,000	20,000	20,000	*
Brox, Andreas	33,312	22,212	22,212	33,312	*
The Calneva Financial Group, Ltd.	100,000	100,000	100,000	100,000	*
Chan, Danny	50,000	50,000	50,000	50,000	*
Clarion Finanz AG	300,000	300,000	300,000	300,000	*
Clearwaters Management	100,000	100,000	100,000	100,000	*
Coglon, Richard	127,000	115,000	115,000	127,000	*
Cooper, Michael	25,000	25,000	25,000	25,000	*
CR Innovations AG	0	140,000	140,000	0	*
Credit Market Investments SARL	0	2,226	2,226	0	*
Curtis Family Trust	100,000	100,000	100,000	100,000	*
Dorval-Dronyk, JoAnne	30,000	30,000	30,000	30,000	*
Ebner, Christa-Gerda	11,049	4,500	4,500	4,500	*
Edwards, Christa	40,000	40,000	40,000	40,000	*
Elmira United Corporation	50,000	50,000	50,000	50,000	*
Engmann, Michael	39,750	25,875	25,875	39,750	*
Engmann, Tobias & Frau Marion	13,986	6,993	6,993	13,986	*
Epsilon Partners Ltd.	50,000	50,000	50,000	50,000	*
Ergas, Morris	30,000	30,000	30,000	30,000	*
Estate of James Grant Morrison	25,000	25,000	25,000	25,000	*
Eternal Viceroy	95,000	95,000	95,000	95,000
Farlinger, Craig	20,000	20,000	20,000	20,000	*
Feibicke, Rene	52,365	26,169	26,169	52,365	*
Fennewald, Gary	22,200	11,100	11,100	22,200	*
Fischer, Christine and Helmut	23,875	10,000	10,000	10,000	*
Fleischmann, Elke	16,662	11,112	11,112	16,662	*
Flocken, Nicolas	6,000	6,000	6,000	6,000	*
Form, Duri	20,000	20,000	20,000	20,000	*
Frick, Peter	77,148	37,074	37,074	77,148	*
Froehi, Luzia Maria	20,000	20,000	20,000	20,000	*
Gabi, Hans	67,609	10,000	10,000	67,609	*
Gabi, Martin	4,444	4,444	4,444	4,444	*
GAIA Resources Fund	150,000	150,000	150,000	150,000	*
Galaxy Dragon	110,000	110,000	110,000	110,000	*
Gerner, Peter	77,148	37,074	37,074	77,148	*
Global Project Finance AG	500,000	500,000	500,000	500,000	*
G.M. Capital Partners, Ltd.	20,000	347,016	347,016	20,000	*
Gringots Ventures	50,000	50,000	50,000	50,000	*
Hammerl, Armin	11,100	5,500	5,550	11,100	*
Haywood Securities Inc.	0	1,086,597	1,086,597	0	*
HBP-Investment Ltd.	111,111	111,111	111,111	111,111	*
Heaney, Brian	50,000	50,000	50,000	50,000	*
Heechtl, Thomas	11,112	11,112	11,112	11,112	*
Herlyn, Erik (7)	0	400,000	400,000	0	*
Hessler, Georg	58,608	29,304	29,304	58,608	*
Hoffmann, Reinhard & Sonja	20,000	8,900	8,900	20,000	*
Hsu, Chih-Cheng	100,000	100,000	100,000	100,000	*
Hunziker, Peter	77,148	37,074	37,074	77,148	*
Iban Immobilieh AG 8036 Zuerich	100,000	100,000	100,000	100,000	*
Inwentash, Sheldon	200,000	200,000	200,000	200,000	*
Johnson, Ben A. Jr.	200,000	200,000	200,000	200,000	*
Johnson, Bati	14,159	6,500	6,500	14,159	*
Johnson, Michael	25,000	25,000	25,000	25,000	*
JTE Finanz AG	0	68,000	68,000	0	*
JTE Finance Ltd.	140,000	340,000	340,000	140,000	*
Kagerer, Maria	6,000	6,000	6,000	6,000	*
Kathofer, Manuel	70,596	35,298	35,298	70,596	*
Katz, Christian Andre	80,000	80,000	80,000	80,000	*
Kerasiotis, Christopher J.	25,000	25,000	25,000	25,000	*
King, Paul John	50,000	50,000	50,000	50,000	*
Kirchmair, Doris	22,200	11,100	11,100	22,200	*
Koberl, Maximilian	22,200	11,100	11,100	22,200	*
Kozak, Fredrick	15,000	15,000	15,000	15,000	*
Krauss, Ingo	5,556	5,556	5,556	5,556	*
Krieger, Claus-Peter	39,294	19,647	19,647	39,294	*
Kuenzle, Christina	7,497	7,497	7,497	7,497	*
Lesing Nominees Limited	94,563	94,563	94,563	94,563	*
Leutscher, Inge	20,000	20,000	20,000	20,000	*
Liechtensteinische Landesbank AG	50,000	50,000	50,000	50,000	*
Longshore, Bridgitte	25,000	25,000	25,000	25,000	*
Luetkes, Ute	6,000	6,000	6,000	6,000	*
Luetscher, Peter	10,000	10,000	10,000	10,000	*
Lyall, David	100,000	100,000	100,000	100,000	*
Maedel, Barry (8)	100,000	100,000	100,000	100,000	*
Maedel, Neil (9)	800,000	1,500,000	1,500,000	800,000	*
Mancala Mercantile Ltd.	150,000	150,000	150,000	150,000	*
Martin, John	0	26,500	26,500	0	*
Mazzoni, Paolo	125,874	62,937	62,937	125,874	*
McCarroll, Jason	50,000	50,000	50,000	50,000	*
McGinnis, Anne M.	30,000	30,000	30,000	30,000	*
McGinnis, Mark	100,000	100,000	100,000	100,000	*
McKnight, Michael	100,000	100,000	100,000	100,000	*
Meier, Andre	88,800	44,400	44,400	88,800	*
Meier, Roland	11,111	11,111	11,111	11,111	*
Milinkovic, Branko	37,957	13,000	13,000	37,957	*
Moder, Brigitte	20,000	20,000	20,000	20,000	*
Moore, Court	10,000	10,000	10,000	10,000	*
Morrison, Dorothy M.	25,000	25,000	25,000	25,000	*
Moser, Urs		25,000	25,000		*
Muller, Hans Ullrich	693,805	287,268	287,268	693,805	*
Muller, Klaus	27,750	13,875	13,875	27,750	*
Nadathur Fareast Pte Ltd.	55,556	55,556	55,556	55,556	*
Naef, Beat	11,111	11,111	11,111	11,111	*
OLS Ventures LLC	10,000	10,000	10,000	10,000	*
Peck, Keith	100,000	100,000	100,000	100,000	*
Petermeier, Gerhard	55,500	27,750	27,750	55,500	*
Petschke, Fabian Till	23,986	16,993	16,993	23,986	*
Pfeffer, Elisabeth	11,100	5,550	5,550	11,100	*
Power One Capital Corp.	100,000	100,000	100,000	100,000	*
Priesmeyer, Gerd & Gabriele	65,500	37,500	37,750	65,500	*
Ramoser, Helmut	29,082	14,541	14,541	29,082	*
Rechsteiner, Margrit	10,000	10,000	10,000	10,000	*
Rechsteiner, Max	10,000	10,000	10,000	10,000	*
Redrock Strategies Ltd.	25,000	25,000	25,000	25,000	*
Reitbacher, Martha	5,550	2,775	2,775	5,550	*
Rietiker, Stephan	11,111	11,111	11,111	11,111	*
Rippon, Donald	50,000	50,000	50,000	50,000	*
Rohner, Kurt	20,000	20,000	20,000	20,000	*
Ross, Peter	25,000	25,000	25,000	25,000	*
Roxbury Capital Group Ltd.	50,000	50,000	50,000	50,000	*
Rybinsk, John	150,000	150,000	150,000	150,000	*
Sailer, Hermann F.	110,000	110,000	111,000	110,000	*
Salomon, Michael	50,000	50,000	50,000	50,000	*
Sanders, Steven A. (10)	40,000	440,000	40,000	40,000	*
Sausilito Ltd.	50,000	50,000	50,000	50,000	*
Schaeppi, Renato	75,000	75,000	75,000	75,000	*
Schellenberg, Johann R.	2,000	2,000	2,000	2,000	*
Schiller, Werner	7,550	2,000	2,000	7,550	*
Schmidli, Rene	33,330	11,000	11,100	33,300	*
Schmitt, Ludwig	13,986	6,993	6,993	13,986	*
Schoenberger, Stephan	50,000	50,000	50,000	50,000	*
Schneeweis, Urs	5,556	5,556	5,556	5,556	*
Scholz, Heinz (11)	22,736,616	1,750,000	1,750,000	22,736,616	16.9%
Schrutt, Leo Thoma	22,222	22,222	22,222	22,222	*
Schuster, Florian	16,650	8,325	8,325	16,650	*
Schuster, Karl Jun.	20,868	10,434	10,434	20,868	*
Schwaninger, Sonja	118,687	39,100	39,100	118,687	*
Schwaninger, Thomas	574,638	261,063	261,063	574,638	*
Schwarz, Adalbert	64,300	8,800	8,800	64,300	*
Schwarz, Thi Song Oanh	27,000	4,800	4,800	27,000	*
Sen Gupta, Rahul	229,992	120,663	120,663	229,992	*
Shalimar Business S.A.	25,000	25,000	25,000	25,000	*
Sheikh, Asad	30,000	30,000	30,000	30,000	*
Sheikh, Mazhar-Ul-Haq	50,000	50,000	50,000	50,000	*
Sidar, Ludwig	22,654	11,332	11,332	22,654	*
Siebenfoercher, Markus	18,648	9,324	9,324	18,648	*
Simmer, Ruediger	25,086	12,543	12,543	25,086	*
Standard Securities Capital Corporation	0	20,000	20,000	0	*
Steinhuebel, Joachim	133,200	66,600	66,600	133,200	*
Steinmann, Conrad	20,000	20,000	20,000	20,000	*
Stronach, Frank	25,000	25,000	25,000	25,000	*
Sufran Investments Ltd.	50,000	50,000	50,000	50,000	*
Sundar, Jason	50,000	50,000	50,000	50,000	*
Superstep Healthcare Inc.	20,000	20,000	20,000	20,000	*
Tang, Hao (Lawrence)	50,000	50,000	50,000	50,000	*
TC Trading & Consulting AG	22,222	22,222	22,222	22,222	*
Tognetti, John	1,775,000	1,775,000	1,775,000	1,775,000	1.3%
Townshend, Carolyn	50,000	50,000	50,000	50,000	*
Velletta , Michael (12)	2,000,000	1,100,000	1,100,000	2,000,000	1.5%
Vogel, Peter-Mark (13)	17,748,599	1,750,000	1,750,000	17,748,599	13.2%
Weisberg, Paul	25,000	25,000	25,000	25,000	*
Weiss, Conrad A.	0	26,500	26,500	0	*
Walker, Terry	80,080	80,080	80,080	80,080	*
Wiedenkeller, Meret	7,497	7,497	7,497	7,497	*
Wiget, Francois	70,000	70,000	70,000	70,000	*
Winsome Capital Inc.	50,000	50,000	50,000	50,000	*
Wolfl, Sabine	6,550	1,000	1,000	6,550	*
Yardley, Abagail	13,000	13,000	13,000	13,000	*
Ye, Yingchun	25,000	25,000	25,000	25,000	*
Zauner, Thomas	16,100	5,000	5,000	16,100	*
Zemplenyi, Arpad	32,212	22,212	22,212	32,212	*

Total			22,683,989
*holds less than 1%
(1)
Based on 134,840,478 shares of common stock, which includes 112,156,488 shares of common stock issued and outstanding on November 15, 2007 and all 22,683,989 shares of common stock being offered in this prospectus that may be issued upon the exercise of the warrants and options.  In determining this amount, we assumed that all 22,683,989 shares included in this prospectus will be sold.  If this assumption is incorrect, the number of shares and percentages included in this column will differ from what we have provided.

(2)
The number of shares of common stock listed as beneficially owned by such selling stockholder represents the number of shares of common stock currently owned and potentially issuable to such selling stockholder, excluding those shares issuable upon exercise of the warrants and options. For these purposes, any contractual or other restriction on the number of securities the selling stockholder may own at any point have been disregarded.

(3)	Represents the total common stock and shares issuable upon exercise of the warrants and options for such stockholder.
(4)	Mr. Bandurak is our Chief Technology Officer
(5)	Joan Barrington-Foote is the wife of Randle Barrington-Foote, a former director of ours who resigned on April 10, 2007.
(6)	Dr. Alexander Becker is one of our Directors and is our Chief Executive Officer.
(7)	Erik Herlyn is our Chief Operating Officer.
(8)	Barry Maedel is the brother of Neil Maedel, one of our Directors.
(9)	Neil Maedel is one of our Directors.
(10)	Steven A. Sanders was one of our Directors until April 10, 2007.
(11)	Mr. Scholz is the Chairman of our Board of Directors.
(12)	Michael Valletta is one of our Directors.
(13)	Peter-Mark Vogel is one of our Directors and our Chief Financial Officer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise.  Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.  The shares of common stock offered for resale by this prospectus, including the shares of common stock that may be issued upon exercise of the warrants and options, may be sold by the selling stockholders by one or more of the following methods, without limitation:

●
block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction,

●	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus,
●	an exchange distribution in accordance with the rules of the exchange,
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers,
●	privately negotiated transactions, and
●	a combination of any of the aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will either: (i) amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares; or (ii) if appropriate, file a Rule 424 prospectus supplement disclosing the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share.  Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders.  Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.  Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers.  Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer.  Their address is 100 First Avenue South Suite 287 St. Petersburg, Florida 33701.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents to make statements in those documents not misleading.

LEGAL PROCEEDINGS

We are not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. None of our directors, officers or affiliates is a party adverse to us in any legal proceeding or has an adverse interest to us in any legal proceedings. We are not aware of any other legal proceedings pending or that have been threatened against us or our properties.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling stockholders was passed upon by the law firm of Sanders Ortoli Vaughn-Flam & Rosenstadt LLP.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors and Executive Officers

All Directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified.  Our Board of Directors appoints our officers, and they hold office until their death, resignation or removal from office. Our Directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Heinz Scholz	Chairman of the Board	65	April 10, 2007
Alexander Becker	Director, Chief Executive Officer	48	April 10, 2007
Peter-Mark Vogel	Director, Chief Financial Officer	43	April 10, 2007
Michael Velletta	Director	51	April 10, 2007
Neil Maedel	Director	49	June 1, 2007
Yaroslav Bandurak	Chief Technology Officer	36	April 10, 2007
Erik Herlyn	Chief Operating Officer	39	June 25, 2007

Business Experience

Heinz Jurgen Scholz, Chairman. Mr. Scholz earned his Engineering degree in 1975 and MSc equivalent in Physics in 1979 at University (Bremen) Engineer for Electro Technology, University for Technology (Bremen). From 1979 to 1996, he was the CEO and Chairman of the Board of HS Ingenieur Planung GmbH whose main focus was the planning and development of factories in the former Soviet Union. HS Ingenieur Planung GmbH also developed various projects on behalf of major international companies in the Middle East. Under his direction, HS Ingenieur Planung GmbH supplied a telecommunications network and production-facilities in the Soviet Union. HS Ingenieur Planung GmbH also negotiated the sale of the Russian army’s East German telecommunication network to Deutsche Telekom, Germany. In the Soviet Union, HS Ingenieur Planung GmbH also built a housing development project for the Russian army near Moscow. Since 1994, he has held the position of CEO and Chairman of the Board of Varuna AG. Varuna’s objective is the investment and exploration of natural resources in the CIS States and Brazil. Since 2004, he has acted as the CEO and Chairman of the Board for DWM Petroleum AG, which deals in the exploration, exploitation and the trade of raw-materials.

Alexander Becker, Director, Chief Executive Officer. Dr. Becker received his PhD from Frunze, USSR Academy of Science in 1987 and his MSc from Tomsk University, USSR, in 1982 specializing in structural geology and tectonophysics focus petroleum exploration tectonics, stratigraphy and regional geology of Central Asia. He is the former President of Textonic Consulting from 1998 to 2006 and Cadima Pacific Petroleum from 2000 to 2006. Dr. Becker was Vice President of Exploration of Apex Asia from 1995 to 1997 and a former researcher at the Ramon Science Center, Ben-Gurion University of the Negev (Israel) from 1990 to 1997. From 1982 to 1990, Dr. Becker was the chief geologist of a mapping division of North-Kyrgyz Geological Expedition, Ministry of Geology, USSR. He has published papers in the Journal of Structural Geology, Tectonophysics, Geology, Bulletin of American Geological Society, International Geology Review, and Journal of Hydrology. He was awarded the Peres Greder Prize from the Israel Geological Society in 1995. In 1988 and 1989, Dr. Becker won the award of Best Mapping Geologist of Kyrgyzstan.

Peter-Mark Vogel, Director, Chief Financial Officer. Mr. Vogel received his degree in Business Administration and Economics from the University of Zurich, Switzerland in 1992. He received his MBA from the University of Chicago, Graduate School of Business in 2003. Mr. Vogel was employed as a CFA, senior financial analyst at Bank Sal. Oppenheim, Zürich, Switzerland from 2000 to July 2005. He was Vice President of the HSBC Research Department in Guyerzeller, Zurich, Switzerland from 1999 to 2000. From 1998 to 1999, he was Vice President of the Research Department Orbitex Finance. He was a Portfolio Manager and Assistant to the Bank’s Executive Committee for SocieteGenerale from 1995 to 1998. He was Assistant Vice President of SocieteGenerale, Zurich, Switzerland from 1995 to 1998. From 1993 to 1995 he was the Finance and Regulatory Associate and Regulatory Analyst at Merrill Lynch Capital Markets. He has been a member of the Swiss Society of Investment Professionals (SSIP) since 1999 and a member of the CFA Institute, formerly Association of Investment Management and Research (AIMR), since 1999.

Michael Valletta, Director. Mr. Velletta received his LLB degree in Law from the University of Victoria in 1989. In 1990, he was called to the Bar of British Columbia, Canada and presented to the Supreme Court of British Columbia as a Barrister and Solicitor. In addition to engaging in the private practice of law with the law firm of Velletta & Company, Barristers, Solicitors & Notaries, Mr. Velletta serves as a Governor of the Trial Lawyers Association of British Columbia, is a member of the Canadian Bar Association and the International Institute of Business Advisors. Mr. Velletta serves on the Board of Directors of several corporations and is a Governor of the University Canada West Foundation. Mr. Valletta's law practice focuses on corporate and commercial law and commercial litigation.

Neil Maedel, Director.  From October 2004 to December 2006, Mr. Maedel was a consultant to Eden Energy Corp, a reporting issuer trading on the OTC Bulletin Board, where he assisted in the structuring and completion of various equity and debt financings and building the company's shareholder base. From October 2003 to August 2004, Mr. Maedel was employed as a research consultant by GM Capital Partners, Ltd. where he evaluated international financial markets and specific companies in the resource sector. From December 2001 to September 2003, he was employed by American Trade and Finance, as Director of Research where he evaluated the broad markets and companies in the resource sector.

Yaroslav Mihailovich Bandurak, Chief Technology Officer. Mr. Bandurak received his college degree from Lvov State University in Lvov, Ukraine, where he subsequently served as a member of the Geology Faculty from 1989 to 1995.  He was the Chief Geologist of Textonic from 2003 to 2004 and Chief Geologist of Cadima Petroleum from 2001 to 2003.  He was a Geologist for Action Hydrocarbons from 2000 to 2001 and the Chief Geologist for South Kyrgyz Geological Expedition from 1995 to 2000.

Erik Edzard Herlyn, Chief Operating Officer. Mr. Herlyn earned his Bachelor of Science at Trinity University Dublin in 1994 and his University degree in Production Engineering at the University of Bremen in 1996. From 1996 to 1999, he worked for Varuna AG in Baar, Switzerland. Varuna’s objective was the investment and exploration of natural resources in the CIS States and Brazil. From 1999 to 2001, Mr. Herlyn worked as a consultant in the petroleum processing industry. Mr. Herlyn provided support for major oil companies in the Americas and Arabic countries in strategic, technical and financial projects. From 2001to 2006, Mr. Herlyn worked for BearingPoint Management Consulting, formerly  KPMG Consulting. Part of his responsibility was the realization of major projects in the finance and petroleum industry. Erik Herlyn was Head of BearingPoint’s  insurance department in Switzerland. From 2006 to 2007, Mr. Herlyn worked for Capgemini Consulting in Switzerland. Mr. Herlyn was Head of the insurance department in Switzerland.

Family Relationships

There are no family relationships between any Director, executive officer or significant employee.

Committees of the Board

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Currently, we do not have an independent audit committee, stock option committee, compensation committee or nominating committee and do not have an audit committee financial expert. Our Board of Directors currently intends to appoint various committees in the near future.

Involvement in Certain Legal Proceedings

Our Directors, executive officers and control persons have not been involved in any of the following events during the past five years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences),
●
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or

●
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee

As our company is relatively small and a developmental company, we have neither an audit committee of the Board of Directors nor an “audit committee financial expert”, as such term is defined under the Securities Exchange Act. We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding our internal controls and procedures, including those pertaining to financial reporting.  In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in light of our current size.

Code of Ethics

On May 1, 2007, our Board of Directors adopted a code of business conduct and ethics policy, the “Code of Ethics”. The adoption of the Code of Ethics allows us to focus our Board of Directors and each Director and officer on areas of ethical risk, provide guidance to Directors to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and accountability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of November 15, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current Directors, our chief executive officer and our four most highly compensated executive officers (other than our chief executive officer) as at December 31, 2006.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner(s)	Shares of Common Stock Beneficially Owned (1)	Percentage(2)
Heinz J. Scholz Chairman of the Board Seegartenstrasse 45 8810 Horgen, Switzerland	23,184,276	20.6%
Alexander Becker Chief Executive Officer, Director 1051 Brickley Close Sidney B.C., Canada	18,513,276	16.4%
Peter-Mark Vogel Chief Financial Officer, Director Roosweidstrasse 3 8810 Wollerau, Switzerland	18,331,932	16.2%
Michael Velletta Director 4th Floor, 931 Fort Street Victoria B.C. V8V 3K3 Canada (3)	2,275,000	2.0%
Yaroslav Bandurak Chief Technology Officer Moskovskaya Street, H 86/Ap. 38 920020 Bishkek, Kyrgyzstan	1,975,000	1.8%
Neil Maedel Director Jasmine House / Port New Providence Nassau, Bahamas	1,175,000	1.0%
Erik Herlyn Chief Operating Officer Am Rain 11 5210 Windisch, Switzerland	100,000	*
Randle Barrington-Foote Chief Executive Officer, Director 3950 Hillcrest Avenue North Vancouver, Canada V7R 4B6(4)	-	*
Richard Brown Chief Financial Officer, Director 83 Hillside Avenue West Toronto, Canada M5p 1G2 (4)	-	*
Steven Sanders Secretary, Director 501 Madison Avenue New York, N.Y. 10022 (4)	140,000	*
All executive officers and directors as a group	65,554,484	57.4%
(1) Includes shares underlying options that have vested and not been exercised and shares underlying options that will vest within the next 60 days.  Does not include options granted that will not vest within sixty days.
(2) These percentage calculations are based on 112,156,488 shares outstanding as of November 15, 2007 plus shares underlying options that have vested and not been exercised and shares underlying options that will vest within the next 60 days relating to a particular director or officer and, where applicable, the directors and executive officers as a group.
(3) Includes shares held by Velletta Resources & Technology Corp. of which Mr. Valletta has dispositive and voting control.
(4) Each of these directors and officers resigned their respective positions on April 10, 2007 when we acquired DWM Petroleum AG and assumed DWM’s business as our own.

* less than 1%

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share and no shares of preferred stock. The authorized shares of our common stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our shareholders is not required, our Board of Directors may determine not to seek stockholder approval.

As of November 15, 2007, there were 112,156,488 shares issued and outstanding held by 292 holders of record. All such shares are validly issued, fully paid and non-assessable.

Voting Rights

Each share of common stock entitles the holder thereof to one non-cumulative vote, either in person or by proxy, at meetings of shareholders. Because holders of common stock do not have cumulative voting rights and a majority of votes shall authorize any corporate action except the election of directors who may be elected by a plurality vote, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of common stock can elect all of our directors.

Dividend Policy

All shares of common stock are entitled to participate in dividends when and as declared by our Board of Directors out of the funds legally available therefore. Any such dividends may be paid in cash, property or additional shares of common stock.  We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on the shares of common stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions, and other pertinent facts including the size of our liabilities, assets and expected debts after the payment of a dividend. Therefore, we cannot assure you that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions

Shareholders of our common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of our equity after satisfaction of all liabilities, subject to the rights of holders of preferred stock, if any such preferred shareholders should exist at the time of such liquidation or dissolution.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

EXPERTS

The consolidated financial statements of Manas Petroleum Corporation as of December 31, 2006 and 2005, and for each of the two years in the period ended December 31, 2006 and for the period from May 25, 2004 (date of incorporation) to December 31, 2006 included in this prospectus have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report appearing herein  and elsewhere in the Registration Statement of which the prospectus forms a part (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the preparation of the consolidated financial statements assuming that DWM Petroleum AG’s will continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws require us to indemnify any present and former Directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a Director, officer, employee, agent, partner or trustees of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

General Overview

We are a development stage company whose growth strategy is focused on petroleum exploration and development primarily in selected Central Asian countries of the former Soviet Union and in the Balkan region. We intend to acquire or explore oil and gas resources either through our own operations or through participation in focused partnerships and joint ventures.

We have no operating income and, as a result, depend upon continued funding from other sources to continue operations and to implement our growth strategy.

Corporate History

We were incorporated in the State of Nevada on July 9, 1998 under the name “Express Systems Corporation”. At that time, we intended to pursue a business of "hot-swap" technology.  However, we never pursued this business plan as we determined significant capital was required and the market had become saturated with product.  In January 2001, we made a down payment of $60,000 on software and a license to use the software to enter into the area of internet gaming. We tried to raise additional money to pursue our business plan, but the vendor of the license and software went out of business before we could implement the business plan.

In October 2002, we entered into the business of generating and selling e-mail leads. We did this by entering into an oral agreement with Blackstone Holdings to jointly develop Masterlist, Inc., a business that Blackstone Holdings had created. To further such development, we loaned $25,000 to Blackstone for the purpose of having a Masterlist employee trained in the business. Subsequent to the loan, Blackstone determined that it could no longer operate its business and agreed to transfer control shares of Masterlist to us in consideration of the forgiveness of the $25,000 debt. On November 27, 2002, we purchased from Blackstone Holdings all of the outstanding shares of Masterlist, Inc. At this time, our business became the business of Masterlist, Inc. which was advertising on the internet and selling opt-in lead generation lists.

In December 2006, we enacted a 2:1 forward split whereby each of our shareholders received one share of common stock for each share of common stock that such shareholder had held.

On April 10, 2007, we changed our business to its current operations pursuant to a share exchange agreement, dated November 23, 2006, by and among us and DWM Petroleum AG (“DWM”) and the shareholders of DWM.  Under the share exchange agreement, DWM shareholders received 80,000,000 shares of our common stock, equal to 79.9% of our outstanding common stock at the time, in exchange for 100% of the shares of DWM. The share exchange agreement also required us to issue an aggregate of 500,000 shares of our common stock over time to the former DWM shareholders for every 50 million barrels of P50 oil reserves net to us from exploration in Kyrgyzstan and Albanian up to a maximum of 2.5 billion barrels of P50 oil reserves. At our option, this obligation may be extended to additional properties that are acquired through the actions of the former DWM shareholders.

As a pre-condition to this share exchange, the DWM shareholders entered into lock up agreements pursuant to which they restricted their ability to dispose of the shares they received in the exchange.  Each DWM shareholder who was an affiliate of DWM entered into a lock up agreement with us pursuant to which that shareholder agreed to restrict sales of our common stock held by such affiliate until April 10, 2010, provided that from December 10, 2008 the affiliate may sell up to 3% of the our shares held by it in any three month period.  Each DWM shareholder who was not an affiliate of DWM entered into a lock up agreement with us pursuant to which that shareholder agreed to restrict sales of our common stock held by that shareholder until October 10, 2008, provided that beginning on April 10, 2008 that shareholder may sell up to 50% of the our shares held by him in any three month period subject to Rule 144 under the Securities Act or other such exemption from registration as may be the case.

As another pre-condition of this share exchange, we changed our articles of incorporation on April 2, 2007 to increase the authorized capital of the company from 25,000,000 to 300,000,000 and to change our name to “Manas Petroleum Corporation”. Additionally on April 10, 2007, our Directors, Messrs. Randle Barrington-Foote, Rick Brown and Steven A. Sanders, all resigned and were replaced by Messrs. Heinz Scholz, Alexander Becker, Peter-Mark Vogel and Michael Valletta. Existing officers of DWM were appointed Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary and Chief Technology Officer.

On April 10, 2007 and as a condition to the share exchange with the DWM shareholders, we completed a private placement of 10,330,152 Units. Each “Unit” consisted of one share of Company common stock, 50% warrant coverage in Series A warrants which are exercisable for one share of common stock at $2 per share for two years, and 50% warrant coverage for Series B warrants which are exercisable for one share of common stock at $4 per share for three years. Commissions paid in connection with this offering totaled $607,114.60 and 1,734,613 warrants exercisable at $2.00 until April 10, 2010.

Immediately prior to the effective time of the share exchange, we had 20,110,400 outstanding shares of common stock. In the share exchange, all the shares of DWM common stock were exchanged for 80,000,000 shares of our common stock. As a result of the 80,000,000 shares of common stock issued to the former DWM shareholders pursuant to the share exchange and the sale of 10,330,152 Units and commissions and finders fees related thereto, there were 111,240,552 shares of common stock outstanding upon completion of the share exchange and the private placement, of which our former shareholders held approximately 18.1%, the former DWM shareholders held approximately 71.9% and the investors acquiring shares through the private placement held approximately 9.3%.

Contemporaneously with the share exchange, we sold our wholly-owned subsidiary, Masterlist, Inc. to its sole employee for a nominal cash payment and five annual payments equal to 5% of the gross sales of Masterlist, Inc. for each respective year. Upon completion of the share exchange, DMW became our wholly-owned subsidiary. DMW has one subsidiary, CJSC Somon Oil, a company incorporated in Tajikistan, and a 25% interest in CJSC South Petroleum Company, a company incorporated in the Kyrgyz Republic.

We have not been in any bankruptcy, receivership or similar proceedings since incorporation. Prior to our acquisition of DWM Petroleum AG and excluding our purchase of Masterlist, Inc., we had not had any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Our Business

Manas Petroleum Corporation’s subsidiary, DWM Petroleum AG, is a Swiss registered company based in Baar, Switzerland. The company was founded in 2004 to focus on the exploration of oil and gas in Central Asia. On April 7, 2004, DWM Petroleum AG acquired a 90% interest in the Joint Stock Company South Petroleum Company (“SPC”) in Kyrgyzstan. Between April 2004 and August 2006, SPC was awarded six exploration licenses in Kyrgyzstan.  On June 28, 2006, DWM and Anawak LLC founded CJSC Somon Oil in Tajikistan. Recently, we have expanded the area of our geographic interest to include the Balkans and Latin America.

We focus on the exploration of large under-thrust light oil prospects in areas where, though there has often been shallow production, their deeper potential has yet to be evaluated. Upon discovery of sufficient reserves of oil or gas, we intend to exploit such reserves. While primarily focusing on certain geographic regions, we seek take opportunistic advantage of projects outside these regions that come to our attention on favorable terms. We believe that some of our strengths that differentiate us from our competitors include:

•	our extensive personal network among public officials and private employees in the oil and gas industry in the Commonwealth of Independent States, the Balkan and other countries,

•	an ability to increase value through exploration of known structures,

•	our goal to explore structures identified by previous geological research that we believe were overlooked and

•	our command of modern geological knowledge and new concepts implemented to existing seismic and well data bases.

We either carry out our operations directly or through our participation in joint ventures with larger and more established oil and gas companies to whom we farm out the projects.  We currently have or are involved in projects in Kyrgyzstan, Albania and Tajikistan and are looking to undertake projects in other areas as well.  Included below is a description of those projects.

Kyrgyzstan

Our oil and gas exploration project in Kyrgyzstan is carried out by our joint venture with Santos International Holdings PTY Limited and a Kyrgyz government entity.  This joint venture has five exploration licenses that cover a total area of approximately 569,578 acres (or 2,305 km2).

South Petroleum

We do not outright own the five exploration licenses in Kyrgyzstan or carry out the oil and gas exploration projects covered by those licenses.  Rather, our participation in these projects is through our 25% interest in Joint Stock Company South Petroleum Company (“South Petroleum”).  South Petroleum was incorporated as a Kyrgyz company on April 7, 2004, and at that time, DWM Petroleum AG, our wholly-owned subsidiary, had a 90% ownership in South Petroleum and the Kyrgyz government, through its operating entity Kyrgyzneftegas JSC, owned the other 10%.  We currently have a 25% interest in South Petroleum, Santos International Operations PTY Ltd. has a 70% interest and Krygyzneftgaz has a 5% interest.

Farm-In Agreement

On October 4, 2006, we agreed to sell a 70% interest in South Petroleum to Santos International Operations PTY Ltd., an Australian Company (“Santos”) that is a wholly-owned subsidiary of Santos Limited, one of Australia’s largest onshore gas producers and listed on the Australian Securities Exchange. We sold the 70% interest in South Petroleum in exchange for an upfront cash payment of $4 million and their agreement to fund and carry out petroleum exploration and appraisal activities as detailed in a two phase Work Program set out in a Farm-In Agreement signed with Santos (the “Farm-In Agreement”). If Santos enters into Phase 2 of the Work Program, then we will receive Santos shares in the equivalent value of $1 million, as of the share price of Santos at November 13, 2006. The overall expenditures by Santos for Work Program Phase 1 ($11.5 million) and Phase 2 ($42 million) is $53.5 million. Santos will be responsible for general administration and office overhead costs that will be incurred by Santos in undertaking the Phase 1 and Phase 2 Work Programs estimated at $1,000,000 per year, and these expenses will not be part of the $53.5 million in exploration and development expenditures incurred by Santos for Phase 1 and Phase 2 Work Programs. Further details on the Work Programs are as follows:

•
The operations of the Phase 1 Work Program include the undertaking of geological studies at an estimated cost of $500,000, the reprocessing of up to 5,000 kilometers of 2D seismic, if available and of high enough quality, at an estimated expenditure of $1,000,000 and the acquisition and processing of either 1,000 kilometers of 2D seismic or a combination of 2D seismic and 3D seismic, up to a maximum expenditure of $10,000,000. Santos has until October 4, 2009 to complete the Phase 1 Work Program. Although there are no penalties to Santos if it does not start the program in the allotted time frame, if Santos fails to complete the Phase 1 Work Program on time, we may require it to transfer its shares in South Petroleum back to us.  Within 60 days of the completion of the Phase 1 Work Program, Santos may withdraw from the Farm-In Agreement.

•
The operations in the Phase 2 Work Program include the drilling of three exploration and three appraisal wells with a maximum expenditure of $7,000,000 per well. In the event Santos spends in excess of $43 million on the exploration and appraisal wells, we are required to pay 30% of the excess expenditure. Santos will consult with, and endeavor to reach agreement with, us on the location of the wells to be drilled in the Phase 2 Work Program.  In the event that we are unable to agree on any such location, Santos will have the right to determine that location. Santos will use its best efforts to commence the drilling of the first exploration well in the Phase 2 Work Program as soon as practicable after the commencement of Phase 2 Work Period (and in any event by no later than 12 months after that commencement) and commence the drilling of the second exploration well in the Phase 2 Work Program by not later than 12 months following the completion of the drilling of the first exploration well. There is no penalty if Santos does not meet the scheduled time table. Within 60 days of the completion of the drilling of the second exploration well, Santos may withdraw from the Farm-In Agreement.

In connection with the Farm-In Agreement we entered into a Majority Shareholders’ Agreement on November 16, 2006 with Santos governing our respective holdings in South Petroleum that will remain in effect until Santos withdraws from the Farm-In Agreement under the terms prescribed therein or ceases to be a shareholder in South Petroleum.

Share Purchase Agreement

On December 7, 2006, we entered into an agreement with Kyrgyzneftgaz to purchase half of their 10% interest in JSC South Petroleum Company for approximately $241,375 (KGS 10,005,000). At title transfer, we paid approximately $48,372 (KGS2,005,0000), and we must pay approximately $193,003 (KGS8,000,000) by December 7, 2007.  After the sale to Santos of 70% through the Farm-In Agreement and the completion of share purchase from Kyrgyzneftgaz, we own 25% of South Petroleum, Santos owns 70% and Kyrgyzneftgaz owns the remaining 5%.

Licenses

South Petroleum has five exploration licenses that cover a total area of approximately 569,578 acres (or 2,305 km2). These exploration licenses are located adjacent to established oil and gas producing areas, although the currently producing areas are specifically excluded from the exploration licenses. The licenses lie in the Fergana Basin which is an intermontane basin, the greater part of which lies mainly in the eastern part of Uzbekistan. Although South Petroleum has no known reserves on lands covered by these licenses, there is a long history of petroleum production from the basin stretching back to the start of the last century and a large number of fields in the basin have been developed, including several that are on land covered by these licenses but that are excluded from the license.

The Kyrgyz government granted six licenses between April 2004 and August 2006, and five of the licenses have subsequently been renewed.  The five existing licenses are set to expire between December 2008 and April 2009 but are automatically renewable for up to ten years once a report has been submitted to the Kyrgyz government detailing the progress of a work program and once the associated minimum expenditures have been made. Upon the discovery of reserves that may be commercially exploited, licenses can be exclusively converted into exploitation licenses. Exploitation licenses are granted for 20 years with the subsequent extensions depending on the depletion of the resource. There is a yearly fee payable to the government of approximately $150 per license and a minimum annual work program of $50 per km2 (approximately $115,250 per year for the land covered by the licenses). All taxes and work commitments on the five licenses are current. There is a 3% royalty and a corporate tax of 10% payable to the Kyrgyz government on revenue from production from the areas covered by these licenses.

The table below summarizes the licenses, the map below sets out their locations and a brief description of each active license follows.

License	Area (km2)	Date of Award	Date Renewed	Current Expiry Date

Nanai	999	July 9, 2004	June 14, 2006	December 31, 2008
Soh	631	April 29, 2004	April 29, 2006	April 29, 2010
West Soh	160	April 29, 2004	April 29, 2006	April 29, 2010
Tuzluk	474	April 29, 2004	April 29, 2006	April 29, 2010
Naushkent	41	April 29, 2004	April 14, 2006	December 31, 2008
Arkyt	848	August 23, 2005	n/a	August 23, 2007

South Petroleum decided to not renew the Arkyt license, and as a result, it expired on August 24, 2007.

Nanai Exploration License

The Nanai exploration license is located in the northern zone of the Fergana Basin bordering Uzbekistan to the south. We have identified three structures in this zone called Alabuka 1, 2 and 3. We believe that the target structures are situated in a footwall of a large shallow-dipping thrust bringing the Paleozoic rocks on the top of the Tertiary and Quaternary sequence. The seismic database consists of seven dip and four strike lines although only the ends of three of these lines cover any part of the structures. Therefore the structural definition relies heavily on the use of analogies to proven structures mapped in Uzbekistan to the south. The current mapping covers only approximately 10% of the available area, and we believe similar structures may exist elsewhere within the license. As a result, we cannot quantify the potential in this license with the current database. Between 1993 and 1996 Kyrgyzneftgaz drilled a well Alabuka-1 on the license. Kyrgyzneftgaz aimed this well at a shallower target in the upper thrust sheet and did not penetrate into the lower thrust sheet. This well encountered in excess of 1000 meters of Paleozoic rocks thrust over Paleocene to Pliocene rocks and proved presence of Tertiary reservoir rocks beneath the Paleozoic rocks in the hanging wall of the thrust.

Naushkent Exploration License

The Naushkent exploration license is located in the northern zone of the Fergana Basin bordering Uzbekistan to the south. Currently, there is no any seismic or well data in this license. The only available data is an old Soviet map showing a closed structure. Seismic exploration is required to get volumetric characteristics for the structure shown on the Soviet map. We have no known reserves on this license.

Soh and West Soh Exploration Licenses

The Soh and West Soh exploration licenses are located in the southern zone of the Fergana Basin bordering Uzbekistan to the north. We have identified two deep lower thrust sheet structures called Burdalyk and Kyzyl Kurgan as well as a number of other structures, including un-drilled fourway dip closures at the upper thrust sheet level (Katran, Kan) and a shallow structure with a topseal provided by a tar mat (West Chaur). There are several producing oil and gas fields within the region that are excluded from the exploration license.

The seismic database consists of eleven dip and four strike lines. Of these lines only seven are relevant to the Kyzyl Kurgan structure and none relate to the Burdalyk structure. Data from the North Soh field indicates that in this area the Oligocene and Eocene pay beds are predominantly oil prone and that the Cretaceous pay beds are predominantly gas prone.

Tuzluk Exploration License

The Tuzluk exploration license is located in the southern zone of the Fergana Basin bordering Tajikistan to the north. There are a number of established oilfields in this area (Beshkent-Togap, Tashravat, Tamchi, Karagachi) that have produced from the upper thrust sheet. These fields are excluded from the exploration license. More significant for the exploration potential is the North Karakchikum field which straddles the Tajikistan/Kyrgyzstan border and is analogous to the South and West Tuzluk prospects. Five structures called Selkan, Arka, West Tuzluk, South Tuzluk and the Tashravat Monocline have been identified. The seismic database is relatively large but rather uneven in coverage. Five deep stratigraphic wells were drilled at a depth of over four kilometers by the Soviets in the area of Tuzluk structures. The wells intersected thrust faults and proved the structural concept. Two of them intersected oil-water contact at the South Tuzluk structure.

Albania

On July 31, 2007, we signed two Production Sharing Agreements with the Albanian government in Tirana. These agreements comprise four blocks that cover approximately 3,100 km2 (or approximately 766,000 acres). Over 350 million barrels of oil have been produced from shallow oil fields which begin 100 km to the south of the blocks. The location of these blocks, blocks A, B, D and E, is set out in the map below.

The televised signing of the Production Sharing Agreements took place at the Ministry of Economy, Trade and Energy. Mr. Genc Ruli, the Minister of Economy, Trade and Energy, and our Chairman, Heinz J. Scholz, signed the agreements. Under Albanian law, the Council of Ministers must ratify the agreements. We understand that this ratification is a formality, and we expect it to be completed by the fourth quarter with the commencement of the session of the Council of Ministers. These agreements are the culmination of almost two years of negotiations.

The rights to explore the blocks covered by the agreement were previously held by Shell and Coparex. Shell and Coparex worked independently of one another in their initial discovery of the overall under-thrust structure creating data sets at an aggregate cost of approximately $25 million. According to their studies, the four blocks hold a large deep under-thrust structure with the potential to hold a total of more than 800 million barrels of oil equivalent of light oil and natural gas. Numerous oil seeps have been located where the reservoir rock outcrops along a significant portion of the eastern side of the blocks.

As Shell and Coparex worked independently of one another in their initial discovery of the overall under-thrust structure, they did not benefit from each other's seismic acquisition or understanding of the area's geology. We are combining the two companies' $25 million data sets for the first time. By combining the two data sets, we hope to refine further the Shell/Coparex models while greatly increasing the accuracy of the original Shell/Coparex estimates. We have recruited a team of geologists and administration staff and work is underway to refine the original Shell/Coparex structural model with the assistance of Professor Selami Meco (paleontology, University of Tirana) and Agim Mesonjsi, an Albanian-based structural geologist.  Work to date using the Shell/Coparex data set by our Albania exploration team has outlined a series of large prospects within the blocks. Following our conclusion of this study, we will hire an external independent engineering consultant to evaluate the results.

The Production Sharing Agreements covering the blocks set out minimum work and expenditure requirements for three phases that we must comply with to maintain the exploration rights for the different blocks. Failure to comply with the work and financial requirements in any one phase means that the exploration period will terminate and we will not be able to enter the other phases for the applicable blocks.  Although one Production Sharing Agreement covers two blocks and the other covers the other two, the programs for each set of blocks are mostly identical.  Under the agreements, if the three phases are completed, they will take between seven and ten years to complete and will require a minimum expenditure of $15,620,000 for each of the two agreements.

We have three years from the date the Council of Ministers ratifies the Production Sharing Agreement to complete the requirements in Phase 1. After Phase 1, we have the option either to continue pursuing or to relinquish the exploration rights. The Phase 1 Minimum Work and Financial Program requiresthe undertaking of a minimum of $400,000 in geological and geophysical studies, the re-processing of at least 200 kilometers of seismic data at a minimum cost of $120,000 and the acquisition and processing of either 300 kilometers of 2D seismic at a minimum cost of $2,500,000 or the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

We have two years from the completion of Phase 1 to complete the requirements in Phase 2. We may extend this phase at no additional cost for another year. The Phase 2 Minimum Work and Financial Program requires the undertaking of a minimum of $300,000 in geological and geophysical studies, and the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

We have three years from the completion of Phase 2 to complete the requirements in Phase 3.  We may extend this phase at no additional cost for another two years, less any time by which we extended Phase 2. The Phase 3 Minimum Work and Financial Program requires the undertaking of a minimum of $300,000 in geological and geophysical studies and the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

Tajikistan

On July 25, 2007, the Tajikistan government awarded our subsidiary, CJSC Somon Oil Company, an exploration license in the Fergana Basin covering approximately 1,227 km2. Somon Oil Company was formed On June 28, 2005, and we hold a 90% interest in Solomon Oil while Anavak LLC holds the remaining 10%.
This license, the Novobod-Obchai-Kalacha license, contains a number of under-thrust leads and prospects including the Khodja-Bakirgan which is several kilometres north of South Petroleum’s South Tuzluk prospect in Kyrgyzstan. The Novobod is also adjacent to the Niyazbek, North Karachikum oil field which is in Tajikistan. We have no rights to production or reserves contained in oil fields which already exist on the Novobod-Obchai-Kalacha license. Approximately 60% of the block in the license is covered by former Soviet era seismic data. It is within this area that our targeted leads and prospects are found and that the geological and structural setting appears to be very similar to South Petroleum’s Tuzluk block. Seven prospects of a similar size to or larger than the South Petroleum’s South Tuzluk prospect have been seismically identified on the license. We expect to commence seismic acquisition on the new Tajik block this year.
We have a Memorandum of Understanding with a major oil company regarding the farm-out of an interest in the entire Tajikistan license. If we were to enter into such a Farm-Out Agreement, it is possible that we would get proceeds from the sale of a portion of our shares in Somon Oil and that much, if not all, of the project and its costs would be carried out and bourn by the other party.

Latin America

On May 1, 2007, we hired Mr. Ricardo Fuenzalida as exploration manager for Latin America. Ricardo Fuenzalida has over 43 years of experience in oil exploration, geophysics, regional geology, economic geology and engineering geology. Mr. Fuenzalida also has wide experience in working with government and private organizations in Chile, North Africa, West Africa and the Middle East. From 1991 to 2003, Mr. Fuenzalida worked for Sipetrol, the international branch of Empresa Nacional del Petroleo as New Ventures Manager and Head of International Exploratory Projects. Before joining our team, Mr. Fuenzalida worked as an independent consultant and geological expert for the Chilean Department of Justice. We intend to participate in the bidding for the Tranquilo block in the 2007 Chilean bidding round.
On November 14, 2007, the IPR-Manas Consortium won the tender for the Tranquilo block and was awarded an exploration license by the Chilean Mining Ministry.

Mongolia

We entered into a Memorandum of Understanding with Shunkhali Energy, a Mongolian company, under which we have the right to purchase a 90% interest in Shunkhali Energy.  Shunkhali Energy won a bidding round for petroleum exploration in Mongolia for Block XXIII.  This Memorandum of Understanding is not binding and depends on the occurrence of certain events.  As a result, we may not be able to obtain or may decide not to obtain this 90% interest in Shunkhali Energy.

Competition

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies that have substantially greater technical, financial and operational resources and staff. This competition is increasingly intense as prices of oil and natural gas on the commodities markets have risen in recent years. Accordingly, there is a high degree of competition for desirable oil and gas leases, exploration and exploitation licenses, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. There are other competitors that have operations in Kyrgyzstan, Albania and Tajikistan, and the presence of these competitors could adversely affect our ability to acquire additional leases and licenses, attract and maintain qualified employees and obtain the necessary equipment on reasonable terms.

We believe that several factors that differentiate us from our competitors includeour extensive personal network among public officials and private employees in the oil and gas industry in the Commonwealth of Independent States and the Balkan countries, an ability to increase value through exploration of known structures and our command of modern geological knowledge and new concepts implemented to existing seismic and well data bases.
Need for Government Approval

Our business depends on the approval of different governments for various matters, including for the grant of exploration and exploitation rights for oil and gas projects.  We have an interest in a joint venture that has licenses from the Kyrgyzstan government for the exploration and possible exploitation on land covering approximately 3,153 km2, we have entered into Production Sharing Agreements with an agency of the Albanian government for the exploration and possible exploitation of land covering approximately 3,100 km2, although these agreements need to be ratified by the Albanian Council of Ministers, and we have licenses from the government of Tajikistan for the exploration of approximately 1,227 km2 of land.  Additionally, we are seeking approval from the Chilean and other governments to explore and possibly exploit land in their respective territory.

Regulation

Our industry is affected by numerous laws and regulations, including discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, pooling of properties, taxation other laws and regulations relating to the energy industry. These laws and regulations vary according to where each project is located.  Changes in any of these laws and regulations or the denial or vacating of permits and licenses could have a material adverse effect on our business.

Our operations are in, and our focus will continue to be on, operations in emerging markets. Generally, legal structures, codes and regulations in emerging markets are not as defined as in developed markets and are more likely to change rapidly.  In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations comply in all material respects with applicable laws and regulations. There are no pending or threatened enforcement actions related to any such laws or regulations. We believe that the existence and enforcement of such laws and regulations will have no more restrictive an effect on our operations than on other similar companies in the energy industry.

Environmental Matters

We and the projects that we have invested in are subject to national and local environmental laws and regulations relating to water, air, hazardous substances and wastes, and threatened or endangered species that restrict or limit our business activities for purposes of protecting human health and the environment. Compliance with the multitude of regulations issued by the appropriate administrative agencies can be burdensome and costly.

Research and Development

Our business plan is focused on a strategy to maximize the long-term exploration and development of our oil and gas projects in Kyrgyzstan, Albania and Tajikistan. To date, the execution of our business plan has largely focused on acquiring prospective oil and gas licenses and negotiating production sharing agreements. When this stage nears completion, we intend to use the results obtained from this dedicated research to establish a going forward exploratory drilling and development plan. Recently, we have begun exploration operations in connection with our Albanian project.

Employees

We have 22 employees as well as our directors. Of our 22 employees, 5 are located in Switzerland and the rest are located in Albania, Canada, Chile and Central Asia .  Although we expect to increase our number of employees over the next 12 months as our operations expand, we are not currently able to predict how many new employees we hope to take on in the coming 12 months. We outsource contract employment as needed and will continue to do so.

Description of Oil and Gas Operations

We and our joint venture are still in the exploratory stage of our projects and have yet to find any proven reserves.  As a result, we and our joint venture do not have any proved net oil and gas reserves, productive wells, oil and gas produced, drilling activity or delivery commitments.  The approximate total undeveloped acreage of land that we have licenses for 766,000 acres (3,100 km2 ) in Albania and 303,200 acres (1,227 km2) in Tajikistan. The approximate total undeveloped acreage of land that our joint venture has licenses for is 569,578 acres (or 2,305 km2) in Kyrgyzstan.

DESCRIPTION OF PROPERTY

Our corporate headquarters, which are rented from a related party, are located at Bahnhofstrasse 9, CH-6341 Baar, Switzerland, and our telephone number is +41 (44) 718 10 32. Our current premises are adequate for our existing operations; however with the rapid advancement of operations we may require additional premises as we progress through fiscal 2007. We have recently begun renting office space in Albania and Tajikistan.

We or our joint venture have licenses for exploration and development in Kyrgyzstan, Albania and Tajikistan.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read this section in conjunction with our financial statements and the related notes included in this prospectus. Some of the information contained in this section or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

Overview

We are a development stage company whose growth strategy is focused on petroleum exploration and development primarily in selected Central Asian countries of the former Soviet Union and in the Balkan region. We intend to acquire or explore oil and gas resources either through our own operations or through participation in focused partnerships and joint ventures.

We were incorporated in the State of Nevada on July 9, 1998. Prior to April 10, 2007, we were involved in several businesses that did not produce revenues and that we decided to abandon.  On April 10, 2007, we acquired all of the shares of DWM Petroleum AG in exchange for approximately 80,000,000 of our shares of common stock and an agreement to issue the former shareholders of DWM up to an aggregate of 25,000,000 shares of our common stock upon the occurrence of certain milestones. As a result of the acquisition, we have entered into our current business.

Simultaneous with this acquisition, we completed a private placement of 10,330,152 shares of our common stock and 10,330,152 warrants to purchase shares of our common stock. Immediately after the acquisition of DWM, the private placement and the issuance of common stock as finders’ fees for these transactions, our former shareholders, the former DWM shareholders and the investors in the private placement respectively held approximately 18.1%, 71.9% and 9.3% of our outstanding common stock.

Also simultaneous with this acquisition, we sold our wholly-owned subsidiary, Masterlist, Inc. to its sole employee for a nominal cash payment and five annual payments equal to 5% of the gross sales of Masterlist, Inc.

We have not recorded any revenues from operations in our past two fiscal years or any subsequent period, and DWM Petroleum AG did not record any revenues from operations for the two fiscal years before we acquired it or for the subsequent period until acquisition. Neither we nor DWM Petroleum AG has been in any bankruptcy, receivership or similar proceedings since incorporation.

Plan of Operation

Our cash balance as of September 30, 2007 was $10,201,883, of which we will use at least $6,100,000 to finance the first phase of our work program in Albania, leaving a balance of $4,101,883. On July 31, 2007, we completed a private placement of 825,227 shares of common stock and 825,227 warrants for total gross proceeds of $3,687,992. Based on our expected monthly burn rate and the initial capital expenditure requirement in Albania of approximately $250,000 per month, we estimate that we have sufficient working capital to fund operations through April 2008.

Our plan of operations for the next twelve months primarily focuses on our participation in an oil and gas project in Kyrgyzstan, our oil and gas project in Albania and our proposed oil and gas project in Tajikistan. In connection with these projects, we anticipate increasing our staff from in the next twelve months, although we are not currently able to predict the size of that increase.  The following describes the projects that comprise our current business plan and actions that we have taken to further the projects in our plan.

Kyrgyzstan

We have a 25% interest in South Petroleum JSC, which has five licenses in Kyrgyzstan.   We previously sold a 70% interest in South Petroleum to Santos International Holding Pty Ltd. Under a Farm-In Agreement with Santos, Santos will undertake a Work Program on these licenses in two phases.  While we will not have to provide funds for any costs for this first phase of this work project, we also do not anticipate that this project will generate any revenues in the next twelve months.

Phase 1 Work Program

Santos has until October 4, 2009 to complete the Phase 1 Work Program. Under the Phase 1 Work Program, Santos must:

•	undertake geological studies (which studies will involve an estimated expenditure of $500,000);

•	subject to the availability and quality of original data, reprocess of up to 5,000 kilometers of 2D seismic (this reprocessing will involve an estimated expenditure of $1,000,000); and

•
at the election of Santos, acquire and process either: (i) 1,000 kilometers of 2D seismic; or (ii) a combination of 2D seismic and 3D seismic, the total cost of which would be equivalent to the total cost of acquiring and processing 1,000 kilometers of 2D seismic, up to a maximum expenditure of $10,000,000 (with Santos having the right to deduct those seismic acquisition and processing costs above $10,000,000 from the maximum expenditure caps).

Phase 2 Work Program

Phase 2 of the Work Program will begin upon completion of Phase 1, and as a result, no actions have yet been taken on Phase 2. Under Phase 2, Santos is to:

•	drill three exploration wells in the license area to a maximum expenditure of $7,000,000 per well; and

•	drill three appraisal wells in the license area to a maximum expenditure of $7,000,000 per well.

In the event Santos spends in excess of $43 million on the exploration and appraisal wells, we would be obligated to pay 30% of the excess expenditure.

Recent Developments

Since Santos acquired a majority interest in South Petroleum on November 16, 2006, Santos has taken the following actions in furtherance of the oil exploration project in Kyrgyzstan:

●
the creation of a project team in Adelaide, Australia that has been primarily engaged in technical review work to define the prospects and leads in preparation for the seismic program to be initiated in 2007,

●	consolidation of the seismic database with data acquired in Bishkek transferred to the database in Adelaide,

●	the continued reprocessing of Soviet era seismic data and digitizing of well logs,

●	the commissioning of a seismic study of 699 km by SNG Saratov, which assigned the study to its Kyrgyzstan Branch office, which was completed in the our third fiscal quarter of the year,

●	the completion of a seismic reprocessing project for 447 km of reprocessed data,

●	the acquisition of new staff and the strengthening of relationships with industry and government officials by Santos’s office in Bishkek, and

●	allowing the exploration license at Arkyt to expire so that South Petroleum could concentrate on the remaining five licenses.

Albania

On July 31, 2007, we signed two Production Sharing Agreements with the Albanian National Agency of Natural Resources. Under Albanian law, the Council of Ministers must ratify the agreements. We understand that this ratification is a formality, and we expect it to be completed by the fourth quarter with the commencement of the session of the Council of Ministers.

Each Production Sharing Agreements covers two blocks and sets out minimum work and expenditure requirements for three phases.  The programs for each set of blocks are mostly identical.  If all three phases under the agreements are completed, they will take between seven and ten years to complete and will require a minimum expenditure of $15,620,000 for each set of blocks if we complete all three phases.

Phase 1 Minimum Work and Financial Program

We have three years from the date that the Council of Ministers ratifies the Production Sharing Agreement to complete the requirements in Phase 1. After Phase 1, we have the option either to continue pursuing or to relinquish the exploration rights. The Phase 1 Minimum Work and Financial Program comprises:

•	the undertaking of a minimum of $400,000 in geological and geophysical studies,

•	the re-processing of at least 200 kilometers of seismic data at a minimum cost of $120,000, and

•
the acquisition and processing of either 300 kilometers of 2D seismic at a minimum cost of $2,500,000 or the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

Phase 2 Minimum Work and Financial Program

We have two years from the completion of Phase 1 to complete the requirements in Phase 2. We may extend this phase for another year at no additional cost. The Phase 2 Minimum Work and Financial Program comprises:

•	the undertaking of a minimum of $300,000 in geological and geophysical studies, and

•	the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

Phase 3 Minimum Work and Financial Program

We have three years from the completion of Phase 2 to complete the requirements in Phase 3.  We may extend this phase at no additional cost for another two years, less any time by which we extended Phase 2. The Phase 3 Minimum Work and Financial Program comprises:

•	the undertaking of a minimum of $300,000 in geological and geophysical studies and

•	the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

Recent Developments

Since entering into the production Agreements on July 31, 2007, we have taken the following actions in furtherance of our oil exploration project in Albania:

•
Setting up offices in Albania, including renting, refurbishing and furnishing office space for 12 people in Tirana, hiring three geologists, one accountant and one representative in charge of all issues to do with the Albanian authorities,

●
recruiting a team of geologists and administration staff and work is underway to refine the original Shell/Coparex structural mode, including of Professor Selami Meco (paleontology, University of Tirana) and Agim Mesonjsi, an Albanian-based structural geologist,

●	commencing geological work, including the identification of detailed areas of interest for seismic work and the definition of seismic lines,

●	establishing management processes, including the creation of a three-year master plan for geological work to be preformed and setting up a finance reporting structure, and

•	the outlining of a series of large prospects within the blocks.

Tajikistan

On July 25, 2007, the Tajikistan government awarded our subsidiary, CJSC Somon Oil Company, an exploration license. We expect to commence seismic acquisition on the new Tajik block this year.

We have a Memorandum of Understanding with a major oil company regarding the farm-out of an interest in the entire Tajikistan license.  At this point, however, we cannot guarantee the outcome of such understanding and discussions continue to advance regarding the details of a final binding agreement. If we were to enter into such a Farm-Out Agreement, it is possible that we would get proceeds from the sale of a portion of our shares in Somon Oil and that much, if not all, of the project and its costs would be carried out and bourn by the other party.

Going Concern

Our independent registered public accounting firm has included an explanatory paragraph in their audit report issued in connection with our financial statements for the year ended December 31, 2006, which refers to our recurring operating losses since inception which raise a substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that might be necessary should we be unable to continue as a going concern. For the foreseeable future, we will have to fund all of our operations and capital expenditures from the net proceeds of any equity or debt offerings, cash on hand, licensing fees or sales of assets, including the sale of interests in our subsidiaries or joint ventures.  If we are unable to secure additional financing in the future on acceptable terms, or at all, we may be unable to acquire additional licenses or further progress along our business plan. In addition, we could be forced to reduce or discontinue exploration and development efforts and forego attractive business opportunities to improve our liquidity to enable us to continue operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 20, 2007, we entered into a consulting agreement with Talas Gold whereby Talas Gold agreed to provide geological consulting services for a monthly fee of $21,166. Talas Gold is a British Columbia corporation controlled by Dr. Alexander Becker, our Chief Executive Officer, one of our Directors and a significant shareholder. The contract may be terminated at any time, subject to a one month notice period.

On September 5, 2005, we entered into a Current Account Agreement with Heinz Scholz to cover the terms of an outstanding loan that he had made to us.  Under the terms of the agreement, either party may borrow from the other up to CHF 1,000,000 (approximately $855,500) for an open-ended term with an interest rate to be reset once a year.  Since January 1, 2006, the largest amount of principal outstanding in the favor of Mr. Scholz on this loan has been CHF 6,182,091.26 (approximately $4,938,956), the amount of principal repaid on this loan was approximately $5,710,425 (of which approximately $1,837,901 was in the form of debt forgiveness) and the amount of interest repaid on this loan was CHF 18,070 (approximately $14,505).  At September 30, 2007, the total amount outstanding on this loan was approximately CHF 44,525 (approximately $37,758 and the current rate of interest is 0%. Mr. Scholz has not borrowed funds under this arrangement.

On September 5, 2005, we entered into a Current Account Agreement with Varuna AG, a related company belonging to Heinz J. Scholz, to cover the terms of an outstanding loan that Varuna had made to us.  Under the terms of the agreement, either party may borrow from the other up to CHF 1,000,000 (approximately $855,500) for an open-ended term with an interest rate to be reset once a year.  Since January 1, 2006, the largest amount of principal outstanding on this loan has been CHF 313,442 (approximately $242,264), the amount of principal repaid on this loan was CHF 853,244.00 (approximately $681,429) and the amount of interest repaid on this loan was CHF 6,843.15 (approximately $5,482).  This loan has been fully repaid and the agreement has been terminated. Varuna did not borrow funds under this arrangement.

On May 1, 2004, we entered into a Sub-Tenancy Agreement with Dr. Heinz Jurgen Scholz to rent office space in Switzerland.  Under the terms of the Agreement, we pay Mr. Scholz CHF 15,000 per month (approximately $13,355) for use of the space.  This Agreement is for an indefinite term and may be terminated by either party with three months’ notice.

MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the OTC Bulletin Board of the NASD and on the over the counter market of Pink Sheets LLC.  Quotations of our common stock on the OTC Bulletin Board and on the Pink Sheets have been sporadic, and trading volume has been low.  Our symbol is “MNAP” and our CUSIP number is 56176Q 10 2.

The following quotations reflect the high and low bids for our common stock, as reported by the Nasdaq, based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  The high and low prices of our common stock for the periods indicated below are as follows:

Quarter Ended (1)	High (2)	Low (2)

March 31, 2005	None	None
June 30, 2005	None	None
September 30, 2005	None	None
December 31, 2005	0.350	0.300
March 31, 2006	0.325	0.305
June 30, 2006	0.355	0.355
September 30, 2006	0.350	0.305
December 31, 2006	2.100	0.325
March 31, 2007	3.030	1.555
June 30, 2007	3.030	6.070
September 30, 2007	6.400	3.750

(1)                 Pink Sheets LLC commenced quoting our common shares on its over the counter market and the OTC Bulletin Board began quoting our common shares in the fourth quarter of 2005.  The quotations above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
(2)                 These prices have been adjusted to reflect our 2:1 split approved by our shareholders on December 12, 2006.

Our common shares are issued in registered form.  Island Stock Transfer is our registrar and transfer agent.  Their address is 100 First Avenue South Suite 287 St. Petersburg, Florida 33701.

On November 15, 2007, we had 292 registered shareholders and 112,156,488 common shares outstanding.

We have not declared any dividends on our common stock since our inception.  There is no restriction in our Bylaws that will limit our ability to pay dividends on our common stock.  However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception.  We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

EXECUTIVE COMPENSATION

Director and Executive Officer Compensation

The following table summarizes the compensation during the fiscal years ended December 31, 2006 and 2005 to the following persons:

•	our principal executive officer,
•	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2006, and
•
up to two additional individuals for whom disclosure would have been provided above but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, of our year ended December 31, 2006, is set out in the following summary compensation table. The compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus[1]	Securities Underlying Options	All other Compensation

Heinz Scholz (Chairman of the Board of Directors) (2)	2006	290,000	None	None	None
	2005	286,000	None	None	None

Dr. Alexander Becker (Chief Executive Officer & Director) (3)	2006	192,000	None	None	None
	2005	152,000	None	None	None

Peter-Mark Vogel (Chief Financial Officer) (4)	2006	145,000	None	None	None
	2005	143,000	None	None	None

Randle Barrington-Foote (5)	2006	12,000	None	None	None
	2005	None	None	None	None

(1) Does not take into account options granted in conjunction with employment agreements signed by each officer and/or director after December 31, 2006.
(2) Upon our acquisition of DWM Petroleum AG on April 10, 2007, Mr. Scholz became the Chairman of our Board of Directors and DWM’s business became our business.  Mr. Schulz previously held this position with DWM, and the executive compensation reported above relates to the compensation Mr. Scholz received from DWM for the years noted above.
(3) Upon our acquisition of DWM Petroleum AG on April 10, 2007, Dr. Becker became our Chief Executive Officer and DWM’s business became our business.  Dr. Becker previously held this position with DWM, and the executive compensation reported above relates to the compensation Dr, Becker received from DWM for the years noted above.
(4) Upon our acquisition of DWM Petroleum AG on April 10, 2007, Mr. Vogel became our Chief Financial Officer and DWM’s business became our business.  Mr. Vogel previously held this position with DWM, and the executive compensation reported above relates to the compensation Mr. Vogel received from DWM for the years noted above.
(5) Upon our acquisition of DWM Petroleum AG on April 10, 2007, Mr. Barrington-Foote resigned as our Chief Executive Officer and President. After his resignation, we changed our fiscal year end from March 31 to December 31 to match the fiscal year end of DWM Petroleum AG, our continuing accounting acquirer for accounting and reporting purposes. As a result, the information provided for the year 2006 for Mr. Barrington-Foote covers the period from April 1, 2006 to March 31, 2007 and the information provided for the year 2005 covers the period from April 1, 2005 to March 31, 2006.

Compensation Arrangements

We have employment arrangements with our directors and with our executive officers.  We entered into employment agreements with three of our directors and our executive officers on April 1, 2007, and these agreements, apart from compensation amounts, have similar terms. We entered into a compensation arrangement with another director on April 10, 2007. On June 1, 2007, we entered into an employment agreement with our most recent director
Other than the aforementioned grant and employment agreements, we have no formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Alexander Becker Employment Agreement

On April 1, 2007, we entered into an Employment and Non-Competition Agreement with Dr. Alexander Becker pursuant to which Dr. Becker agreed to serve as our Chief Executive Officer and member of our Board of Directors. In consideration for the services that Dr. Becker will render pursuant to Dr. Becker’s Employment Agreement, Dr. Becker is entitled to receive an annual base salary of $336,000, stock options to purchase 1,750,000 shares of our common stock at a price of $4.00 per option pursuant to our 2007 Stock Option Plan and a non-accountable automobile and monthly parking allowance of $20,000 per year.

We can terminate Dr. Becker without pay if that he takes or fails to take certain actions that are criminal or intentionally damaging to us.  If we actually or effectively terminate Dr. Becker without such a good reason or if there is a change of control in our company we must make various salary and bonus based payments to him and provide him with coverage under certain benefit plans.  Additionally, all of his options will immediately vest.

Heinz Scholz Employment Agreement

On April 1, 2007, we entered into an Employment and Non-Competition Agreement with Heinz J. Scholz, pursuant to which Mr. Scholz agreed to Serve as the Chairman of our Board. In consideration for the services that Mr. Scholz will render pursuant to Mr. Scholz’s Employment Agreement, Mr. Scholz is entitled to receive an annual base salary of $336,000, stock options to purchase 1,750,000 shares of our common stock at a price of $4.00 per option pursuant to our 2007 Stock Option Plan and a non-accountable automobile and monthly parking allowance of $20,000 per year.

We can terminate Mr. Scholz without pay if that he takes or fails to take certain actions that are criminal or intentionally damaging to us.  If we actually or effectively terminate Mr. Scholz without such a good reason or if there is a change of control in our company we must make various salary and bonus based payments to him and provide him with coverage under certain benefit plans.  Additionally, all of his options will immediately vest.

Peter-Mark Vogel Employment Agreement

On April 1, 2007, we entered into an Employment and Non-Competition Agreement with Peter-Mark Vogel, pursuant to which Mr. Vogel agreed to serve as our Chief Financial Officer and member of the Board. In consideration for the services that Mr. Vogel will render pursuant to Mr. Vogel’s Employment Agreement, Mr. Vogel is entitled to receive an annual base salary of approximately $348,000 (CHF 417,600), stock options to purchase 1,750,000 shares of Manas common stock at a price of $4.00 per option pursuant to our 2007 Stock Option Plan and a non-accountable automobile and monthly parking allowance of $20,000 (CHF 24,000) per year.

We can terminate Mr. Vogel without pay if that he takes or fails to take certain actions that are criminal or intentionally damaging to us.  If we actually or effectively terminate Mr. Vogel without such a good reason or if there is a change of control in our company we must make various salary and bonus based payments to him and provide him with coverage under certain benefit plans.  Additionally, all of his options will immediately vest.

Yaroslav Bandurak Employment Agreement

On April 1, 2007, we entered into an Employment and Non-Competition Agreement with Yaroslav Bandurak, pursuant to which Mr. Bandurak agreed to serve as our Company’s Chief Technical Officer. In consideration for the services that Mr. Bandurak will render pursuant to Mr. Bandurak’s Employment Agreement, Mr. Bandurak is entitled to receive an annual base salary of $63,000 and stock options to purchase 1,500,000 shares of Manas common stock at a price of $4.00 per option pursuant to the 2007 Stock Option Plan.

We can terminate Mr. Bandurak without pay if that he takes or fails to take certain actions that are criminal or intentionally damaging to us.  If we actually or effectively terminate Mr. Bandurak without such a good reason or if there is a change of control in our company we must make various salary and bonus based payments to him and provide him with coverage under certain benefit plans.  Additionally, all of his options will immediately vest.

Michael Velletta Compensation

On April 10, 2007, we granted our director Michael J. Velletta stock options to purchase 1,100,000 shares of Manas common stock at a price of $4.00 per share for a term of 10 years as consideration for his service on the board. Such options shall vest in equal quarterly installment over the three years from the date of the grant.

Neil Maedel Employment Agreement

On June 1, 2007, we entered into an Employment and Non-Competition Agreement with Mr. Neil Maedel whereby he agreed to serve as our Director, Business Development in exchange for an annual base salary of $180,000, stock options to purchase 1,500,000 shares of Manas common stock pursuant to our 2007 Stock Option Plan at a strike price of $4.90 to expire on May 31, 2017 and a non-accountable automobile and monthly parking allowance of $12,000 per year. The term of this agreement is open ended.

Under this agreement, we can terminate Mr. Maedel without pay if he takes or fails to take certain actions that are criminal or intentionally damaging to us.  If we actually or effectively terminate him without such a good reason or if there is a change of control in our company:

•
we must pay him within 30 days of termination all accrued and unpaid compensation, any amounts due as reimbursement for expenses and a lump sum equal to six months of his annual guaranteed salary and the prior year’s bonus,

•	we must provide him, at our expense, for one year after the termination, coverage under all benefit plans in which he participated immediately prior to termination and
•	all of his options will immediately vest.

Outstanding Equity Awards at Fiscal Year-End

We did not grant any options to any of our officers or directors during the year ended December 31, 2006 and no options were outstanding on December 31, 2006.

Stock Option Plan

In April 2007, our Board of Directors adopted and our shareholders approved our 2007 Stock Option Plan. Under the 2007 Stock Option Plan, we may grant our qualified directors, officers, employees, consultants and advisors stock options (which may be designated as nonqualified stock options or incentive stock options), stock appreciation rights, restricted stock awards, performance awards or other forms of stock-based incentive awards.

Our Board of Directors administers the Stock Option Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Stock Option Plan. They have full discretion and exclusive power to:

•	select who will participate in our 2007 Stock Option Plan and what awards they will be granted,
•	determine the time at which awards shall be granted and any terms and conditions, within the limits of the 2007 Stock Option Plan, of such awards, and
•	resolve all questions relating to the administration of the 2007 Stock Option Plan.

The Board of Directors may grant nonqualified stock options or incentive stock options that are evidenced by stock option agreements. The exercise price of the common stock subject to a non-qualified stock option or an incentive stock option may be paid in cash or, at the discretion of our Board of Directors, by a promissory note, by the tender of common stock or through a combination thereof. The Board of Directors may provide for the exercise of options in installments and upon such terms, conditions and restrictions as it may determine.

A non-qualified stock option is a right to purchase a specific number of shares of common stock during such time as the Board of Directors may determine, not to exceed ten years, at a price determined by the Board of Directors that, unless deemed otherwise by the Board of Directors, is not less than the fair market value of the common stock on the date the Board grants the non-qualified stock option.

An incentive stock option is an option that meets the requirements of Section 422 of the Internal Revenue Code of 1986. No incentive stock option may be granted under our 2007 Stock Option Plan to an employee who owns more than 10% of our outstanding voting stock unless the option price is at least 110% of the fair market value of the common stock at the date of grant and the incentive stock option is not exercisable more than five years after our Board grants it. In the case of an employee who is not a Ten Percent Stockholder, no incentive stock option may be exercisable more than ten years after the date our Board grants it and its exercise price shall not be less than the fair market value of the common stock on the date our Board grants it. Our Board may not grant an employee an incentive stock option that first becomes exercisable during a calendar year for the purchase of common stock with an aggregate fair market value (determined as of the date of grant of each incentive stock option) in excess of $100,000. An incentive stock option (or any installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

A stock appreciation right is a right granted to receive, upon surrender of the right, but without payment, an amount payable in cash. The amount payable with respect to each stock appreciation right shall be based on the excess, if any, of the fair market value of a share of common stock on the exercise date over the exercise price of the stock appreciation right, which will not be less than the fair market value of the common stock on the date the stock appreciation right is granted. In the case of an stock appreciation right granted in tandem with an incentive stock option to an employee who holds at least ten percent of our common stock, the exercise price shall not be less than 110% of the fair market value of a share of common stock on the date our Board grants the stock appreciation right.

Restricted Stock is common stock that is issued at a price determined by the Board of Directors, which price per share may not be less than the par value of the common stock, and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Board of Directors may determine.

A performance award granted under our 2007 Stock Option Plan may be denominated or payable to the recipient in cash, common stock (including, without limitation, Restricted Stock), other securities or other awards. A performance award shall confer on the recipient the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as our Board of Directors shall establish. Subject to the terms of our 2007 Stock Option Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount of any payment or transfer to be made pursuant to that performance award shall be determined by our Board of Directors.

Our Board of Directors may grant awards under the Stock Option Plan that provide the recipient with the right to purchase common stock or that are valued by reference to the fair market value of the common stock (including, but not limited to, phantom securities or dividend equivalents). Such awards shall be in a form determined by our Board of Directors, as long as such awards are not inconsistent with the terms and purposes of our 2007 Stock Option Plan. Our Board of Directors determines the price of any such award and may accept any lawful consideration.

Our Board of Directors may at any time amend, suspend or terminate our 2007 Stock Option Plan as long as it does not change in any awards previously granted, increase the aggregate number of shares of the common stock with respect to which it may grant awards may be granted or change the class of persons eligible to receive awards.

In the event a change in control occurs, then, notwithstanding any provision of our 2007 Stock Option Plan or of any provisions of any award agreement to the contrary, all awards that have not expired and which are then held shall become fully and immediately vested and exercisable and may be exercised for the remaining term of such awards.

No awards may be granted under the Stock Option Plan on or after April 10, 2017, but Awards granted prior to such date may be exercised in accordance with their terms.

As of October 22, 2007, of the 14,000,000 shares of common stock reserved for issuance under the Stock Option Plan, we have granted options to purchase 8,750,000 shares of our common stock under the Stock Option Plan at an exercise price of $4.00 per share. We have granted options to purchase 1,500,000 shares of our common stock under the Stock Option Plan at an exercise price of $4.90 per share. We have granted options to purchase 400,000 shares of our common stock under the Stock Option Plan at an exercise price of $5.50 per share.  Of such options, 2,662,500 have vested as of that date.

Equity Compensation Plan Information

The following table provides information as of November 15, 2007 about our shares of common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of the Company’s existing equity compensation plans, including our 2007 Stock Option Plan.

Equity compensation plans approved by shareholders	No. of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan

2007 Stock Option Plan	10,650,000	4.18	3,350,000

Equity compensation plan not approved by shareholders	-	-	-

Total	10,650,000	4.18	3,350,000

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.  You may also read a copy of our electronic filings on the SEC’s website.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement.  Certain information is omitted and you should refer to the registration statement and its exhibits.  With respect to references made in this prospectus to any contract or other document of Manas Petroleum Corporation, although material terms of material contracts are disclosed in this prospectus, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.  You may review a copy of the registration statement at the SEC’s public reference room.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Manas Petroleum Corporation. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

GLOSSARY OF TERMS

The following terms used in this prospectus have a customary usage in the oil and gas industry. The definitions below are consistent with those usages.

Term	Definition

Appraisal Well	A well drilled several spacing locations away from a producing well to determine the boundaries or extent of a productive formation and to establish the existence of additional reserves.

Cretaceous	Era from 63 million to 135 million years ago; end of the age of reptiles; appearance of modern insects and flowering plants.

Dip Lines
A line (i.e. seismic line, traverse, etc.) along the strata dip direction, perpendicular to the strike. Dip - The angle that a rock unit, fault or other rock structure makes with a horizontal plane. Expressed as the angular difference between the horizontal plane and the structure. The angle is measured in a plane perpendicular to the strike of the rock structure

Eocene	Era from 40 million to 58 million years ago; presence of modern mammals.

Exploration Well
A well drilled to find and produce natural gas or oil reserves not classified as proved, to find a new reservoir in a field previously found to be productive of natural gas or oil in another reservoir or to extend a known reservoir.

Farm-Out	The term used to describe the action taken by the person making a transfer of a leasehold interest in an oil and gas property pursuant to a farm out agreement.

Farm-Out Agreement
A common form of agreement between oil and gas operators pursuant to which an owner of an oil and gas leasehold interest that does not want to drill at the time agrees to assign the leasehold interest, or some portion of it, to another operator that does want to drill the tract. The assignor in these transactions may retain some interest in the property such as an overriding royalty interest or a production payment, and, typically, the assignee of the leasehold interest has an obligation to drill one or more wells on the assigned acreage as a prerequisite to completion of the transfer to it.

Four-Way Dip Closures	An upwardly convex fold with strata dipping in all directions from an apex or high.

Intermontane	Between mountains.

Oligocene	A period of historical geological time between 23.5 and 37 million years before present.

P50 Oil Reserves	Reserves that have an estimated 50% probability that their volume will be greater than or equal to stated volumes.

Paleocene	A period of historical geological time between 23.5 and 66 million years before present.

Pliocene	A period of historical geological time between 1.8 and 5 million years before present.

Productive well	A well that is found to be capable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

Proved reserves
The estimated quantities of oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be commercially recoverable from known reservoirs under current economic and operating conditions, operating methods, and government regulations

Quaternary	A period of geologic time from about 2 million years ago until the present.

Shallow-dipping thrust	A thrust fault which plane dips shallower than 30 degrees

Structure
A geological feature produced by deformation of the Earth's crust, such as a fold or a fault; a feature within a rock, such as a fracture or bedding surface; or, more generally, the spatial arrangement of rocks.

Seismic
Geophysical prospecting using the generation and propagation of elastic waves at the earth's surface,   reflecting from the subsurface strata, detection, measurement and recording back at the earth's surface and subsequent analysis of the data. A trace is the data recorded at a single station. A series of traces comprises a line. The subsurface structure may be identified by a consistent pattern on each trace along a section of the line. A grid of lines is acquired to define potential traps from hydrocarbon accumulation.  2D seismic is the conventional technique, as distinct from 3D seismic in which investigations are sufficiently closely spaced to allow a three dimensional picture of the subsurface to be obtained.

Stratigraphic	Pertaining to the study of rock strata, especially of their distribution, deposition and age.
Strike Lines
A line (i.e. seismic line, traverse, etc.) along the strata strike direction. Strike - The geographic direction of a line created by the intersection of a plane and the horizontal. Often used to describe the geographic "trend" of a fold or fault.

Tertiary	The period that lasted from 65 until 1.8 million years ago.

Topseal	A rock formation through which hydrocarbons cannot move which lies above a trap and below which hydrocarbons accumulate to form a pool.

Undeveloped acreage
Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

FINANCIAL STATEMENTS

Consolidated Financial Statements
for the Fiscal Years Ended December 31, 2006 and 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
MANAS PETROLEUM CORPORATION

We have audited the accompanying consolidated balance sheet of Manas Petroleum Corporation (a development stage company) (the “Company”) and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and changes in shareholders’ equity for each of the two years in the period ended December 31, 2006 and for the period from May 25, 2004 (date of incorporation) to December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, and for the period from May 25, 2004 (date of incorporation) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in exploration and development of oil and gas resources in Central Asia.  As discussed in Note 2 to the financial statements, the Company has no operating income which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Deloitte AG

/s/ Roland Müller	/s/ Brigitte Auckenthaler
Roland Müller	Brigitte Auckenthaler
Auditor in Charge

April 16, 2007
October 31, 2007
ROM/BAU/sam

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF OPERATIONS

	for the year ended 12.31.2006	for the year ended 12.31.2005	Period from 05.25.2004 (Inception) to 12.31.2006
	USD	USD	USD

OPERATING REVENUES

Other revenues	-	84,285	115,148

Total revenues	-	84,285	115,148

OPERATING EXPENSES

Personnel costs	(166,815)	(147,623)	(337,409)
Exploration costs	(121,425)	(28,153)	(158,472)
Depreciation	(12,487)	(16,783)	(30,999)
Consulting fees	(980,692)	(1,000,737)	(2,331,224)
Administrative costs	(1,028,291)	(845,046)	(2,115,851)

Total operating expenses	(2,309,710)	(2,038,342)	(4,973,955)

Gain from sale of investment	(3,126,967)	-	3,126,967

OPERATING GAIN / (LOSS)	(817,257)	(1,954,057)	(1,731,840)

NON-OPERATING INCOME / (EXPENSE)

Exchange differences	(8,844)	(12,452)	(22,890)
Interest income	25,222	20,705	46,210
Interest expense	(10,920)	(48,063	(67,952)

Income / (loss) before taxes and equity in net income of associate	822,715	(1,993,867)	(1,776,472)

Taxes	(718)	(65)	(848)
Equity in net income of associate	201,960	-	201,960
Minority interest in net income	-	-	(5,308)

Net income / (loss)	1,023,957	(1,993,932)	(1,580,668)

Weighted average number of outstanding shares	100,110,400	100,110,400	100,110,400

Basic and diluted earnings /(loss) per share	0.0102	(0.0200)	(0.0158)

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET

	12.31.2006	12.31.2005
	USD	USD

ASSETS

Cash and cash equivalents	1,090,098	1,551,938
Receivables	48,683	135,516

Total current assets	1,138,781	1,687,454

Tangible fixed assets	3,998	94,429
Computer software	-	282

Total non-current assets	3,998	94,711

TOTAL ASSETS	1,142,779	1,782,165

LIABILITIES AND SHAREHOLDERS' EQUITY / (DEFICIT)

Bank overdraft	19,003	-
Deferred consideration for interest in CJSC South Petroleum Co.	193,003	-
Accounts payable	70,918	63,671
Accrued expenses	167,664	113,362

Total current liabilities	450,588	177,033

Liability in respect of investment in associate	253,743	-
Loan owed to a major shareholder	409,920	3,738,273
Loan owed to a related company	-	240,187

Total non-current liabilities	663,663	3,978,460

TOTAL LIABILITIES	1,114,251	4,155,493

Share capital (80,000,000 shares 0.001 par value, authorized, issued and outstanding)	80,000	80,000
Additional paid-in capital	1,466,071	19
Foreign currency translation reserve	53,464	141,617
Deficit accumulated during the development stage	(1,571,007)	(2,594,964)

Total shareholders' equity / (deficit)	28,528	(2,373,328)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY / (DEFICIT)	1,142,779	1,782,165

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED CASH FLOW STATEMENT
			Period from
	for the year	for the year	05.25.2004
	ended	ended	(inception) to
	12.31.2006	12.31.2005	12.31.2006
	USD	USD	USD
OPERATING ACTIVITIES
Net income / (loss) for the year / period	1,023,957	(1,993,932)	(1,580,668)
To reconcile net income / (loss) to net cash used
in operating activities:
Gain from sale of investment	(3,126,967)	-	(3,126,967)
Equity in net income of associate	(201,960)	-	(201,960
Depreciation	12,487	16,783	30,999
Exchange differences	8,844	12,452	22,890
Decrease / (increase) in receivables	86,833	(32,296)	(48,682)
Increase in accounts payables	7,247	40,865	70,918
Increase in accrued expenses	54,302	105,711	167,664
Net cash used in operating activities	(2,135,257)	(1,850,417)	(4,665,806)
INVESTING ACTIVITIES
Purchase of tangible fixed assets and computer software	(1,100)	(77,190)	(114,323)
Sale of tangible fixed assets and computer software	79,326	-	79,326
Proceeds from sale of investment	4,000,000	-	4,000,000
Acquisition of investment in associate	(67,747)	-	(67,747)
Cash flow from investing activities	4,010,479	(77,190)	3,897,256
FINANCING ACTIVITIES
Contribution share capital founders	-	-	80,019
Shareholder loan repaid	(2,975,912)	-	(2,975,912)
Shareholder loan raised	915,446	3,101,053	4,653,720
Related company loan raised / (repaid)	(240,187)	5,579	-
Increase / (decrease) in bank overdraft	19,003	-	19,003
Cash flow from financing activities	(2,281,650)	3,106,632	1,776,830
Net change in cash and cash equivalents	(406,428)	1,179,025	1,008,280
Cash and cash equivalents at the beginning of the period	1,551,938	160,546	-
Currency translation effect on cash and cash equivalents	(55,412)	212,367	81,818
Cash and cash equivalents at the end of the period	1,090,098	1,551,938	1,090,098
Supplemental schedule of non-cash investing and financing activities:
Forgiveness of debt by major shareholder	1,466,052	-	-
Deferred consideration for interest in CJSC South Petroleum Co.	193,003	-	-

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY / (DEFICIT)

SHAREHOLDERS' EQUITY / (DEFICIT)	Number of Shares	Share Capital	Additional paid-in capital	Deficit accumulated during the development stage	Other Comprehensive Income (Loss)	Total shareholders' equity / (deficit)	Comprehensive Income (Loss)

Balance May 25, 2004	-	-	-	-	-	-
Contribution share capital from founders	80,000,000	80,000	19	-	-	80,019
Currency translation adjustment	-	-	-	-	(77,082)	(77,082)	(77,082)
Net loss for the period	-	-	-	(601,032)		(601,032)	(601,032)
Balance December 31, 2004	80,000,000	80,000	19	(601,032)	(77,082)	(598,095)	(678,114)

Balance January 1, 2005	80,000,000	80,000	19	(601,032)	(77,082)	(598,095)
Currency translation adjustment	-	-	-		218,699	218,699	218,699
Net loss for the year	-	-	-	(1,993,932)	-	(1,993,932)	(1,993,932)
Balance December 31, 2005	80,000,000	80,000	19	(2,594,964)	141,617	(2,373,328)	(1,775,233)

Balance January 1, 2006	80,000,000	80,000	19	(2,594,964)	141,617	(2,373,328)
Forgiveness of debt by major shareholder	-	-	1,466,052	-	-	1,466,052
Currency translation adjustment	-	-	-	-	(88,153)	(88,153)	(88,153)
Net income for the year	-	-	-	1,023,957	-	1,023,957	1,023,957)
Balance December 31, 2006	80,000,000	80,000	1,466,071	(1,571,007)	53,464	28,528	935,804

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

1.           CORPORATE INFORMATION

On April 10, 2007 the DWM Petroleum AG (“DWM”) entered into a transaction with Manas Petroleum Corporation (“Manas”) where DWM exchanged 100% of its share capital for 80 million shares of Manas.  The acquisition of DWM has been accounted for as a merger of a private operating company into a non-operating public shell. Consequently, Manas is the continuing legal registrant for regulatory purposes and DWM is treated as the continuing accounting acquirer for accounting and reporting purposes.  Accordingly, these financial statements are described as those of Manas. The consolidated financial statements of Manas Petroleum Corporation (the “Company”) and its subsidiaries (“the Group”) for the year ended December 31, 2006 were authorized for issue in accordance with a resolution of the directors on April 13, 2007. The Company considers itself as a development stage company since it has not realized any revenues from its planned operations. Accordingly, the Company presents its financial statements in conformity with accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the profit / (deficit) accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Manas’ subsidiary, DWM Petroleum AG, is a limited company incorporated and domiciled in Baar, Switzerland. The Group has a focused strategy on exploration and developing oil and gas resources in Central Asia (subsidiaries in Kyrgyz Republic and Republic of Tajikistan).

The calculation of shares outstanding in the prior periods has been calculated by converting DWM Petroleum AG’s historic shares outstanding into equivalent Company shares outstanding based upon the exchange ratio established under the exchange agreement. Furthermore, the Manas shares outstanding at the exchange date have been treated as being outstanding for all periods presented.

Operating environment
(Kyrgyz Republic & Republic of Tajikistan)
In recent years the Kyrgyz Republic and the Republic of Tajikistan have undergone substantial political, economic and social change. As in any emerging market, the Kyrgyz Republic and the Republic of Tajikistan do not possess a well-developed business and regulatory infrastructure that would generally exist in more developed market economies. As a result, operations carried out in the Kyrgyz Republic and the Republic of Tajikistan involve significant risks that are not typically associated with those in developed markets. The accompanying financial statements of the Group do not include any adjustments that may result from the future clarification of these uncertainties. Such adjustments, if any, will be reported in the financial statements of the Group when they become known and estimable.

DWM has an agreement in principle with the Albanian Government to acquire two production sharing agreements in Albania covering approximately 3,000 km2.

2.           GOING CONCERN

The consolidated financial statements have been prepared on the assumption that the Group will continue as a going concern. The Group has no operating income and therefore will remain dependent upon continued funding from its shareholders or other sources.

In 2007 the Group entered into a transaction with Manas Petroleum Corporation (formerly Express Systems Corporation) (“Manas”) where the Group exchanged 100% of its share capital for 80 million shares of Manas. In addition, USD 10.3 million was raised separately through the sale of Units. These funds will be utilized to finance the first phase of the proposed work program in Albania amounting to a minimum outlay of USD 6.1 million, which has to be secured through a Bank Guarantee or a similar instrument. This leaves the Group with cash on hand, after deducting all expenses of the transaction estimated to be at USD 1.1 million, of about USD 3.1 million. The Group’s monthly burn rate is expected to be at around USD 450,000.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

After deducting the estimated start-up costs of USD 400,000 for Albania, the Group’s working capital will last for approximately 6 months. In order to continue to fund operations after the next six months and implement the growth strategy through the further acquisition of new licenses in particular in Central Asia and the Balkan Region as well as to finance continuing operations, the Group will require further funds. These funds will be raised through additional equity financing.

3.           ACCOUNTING POLICIES

The Company’s Consolidated Financial Statements are prepared in accordance with the generally accepted accounting principles in the United States of America (US GAAP). The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures, if any, of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

Scope of consolidation
The consolidated financial statements include DWM Petroleum AG and all companies in Switzerland and abroad which DWM Petroleum AG directly or indirectly controls (over 50% of voting interest). The companies included in the consolidation are listed in Note 7.

Investments in which the Company exercises significant influence, but not control (generally 20 to 50 percent ownership) are accounted for using the equity method. The Group’s share of earnings or losses are included in consolidated net income and the Group’s share of the net assets is included in long-term assets.

Principles of consolidation
The annual closing date of the individual financial statements is December 31, with all cost and income items being reported in the period to which they relate. Intercompany income and expenses, including unrealized gross profits from internal Group transactions and intercompany receivables, payables and loans, have been eliminated. Companies acquired or divested in the course of the year are included in the consolidated financial statements as of the date of purchase respectively up to the date of sale.

Minority interests in the net assets of consolidated subsidiaries are identified separately from the Group’s equity therein. Minority interests consist of the amount of these interests at the date of the original business combination and the minority’s interest in equity since the date of acquisition. Losses applicable to the minority interest in excess of the minority’s interest in the subsidiary’s equity are allocated against the interests of the Group except to the extent that the minority has a binding obligation and is able to make an additional investment to cover the losses.

Foreign currency translation
The consolidated financial statements of the Group are presented in US dollars (USD). The parent Company’s functional currency is the Swiss franc (CHF).

Generally, the local currency (KGS and TJS) is used as the functional currency. Transactions are recorded using the exchange rate at the time of the transaction. All resulting foreign exchange transaction gains and losses are recognized in the Group’s income statement.

Income, expenses and cash flows of the consolidated entities have been translated into US dollars (USD) using an average exchange rate of the year. Assets and liabilities are translated using the year end exchange rates. Translation differences are recorded arising from movements in the exchange rates used to translate equity, retained earnings and other equity components and net income for the year are allocated directly to the cumulative translation differences.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

Average Rates	2006	2005	2004
	CHF	CHF	CHF
USD	1.2536	1.2458	1.2419

Balance Sheet year-end rates	2006	2005	2004
	CHF	CHF	CHF
USD	1.2198	1.3179	1.1371

Cash and cash equivalents
Cash and cash equivalents include highly liquid investments with original maturities of three months or less (petty cash, bank balances and fiduciary deposits).

Receivables
This position includes receivables from third parties, value added taxes, withholding taxes, loans to employees, prepaid expenses for goods and services not yet received as well as income from the current year that will not be received until the following year. The carrying amount of these assets approximates their fair value.

Tangible fixed assets, computer software and depreciation
Tangible fixed assets (office equipment, vehicles, furniture and leasehold improvements) and computer software are recorded at cost and are depreciated on a straight-line basis over the following estimated useful lives:

Office equipment	4 years
Vehicles	5 years
Furniture	5 years
Leasehold improvements	5 years
Computer software	2 years

Tangible fixed assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The carrying value of a long-lived asset or asset group is considered to be impaired when the undiscounted expected cash flows from the asset or asset group are less than its carrying amount. In that event, an impairment loss is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined based on quoted market prices, where available , or is estimated as the present value of the expected future cash flows from the asset or asset group discounted at a rate commensurate with the risk involved.

Leased assets
Assets acquired under capital leases are capitalized and depreciated in accordance with the Group’s policy on property, plant and equipment unless the lease term is shorter.

Rentals payable under operating leases are charged to the income statement on a straight line basis.

Current liabilities
Current liabilities include current or renewable liabilities due within a maximum period of one year. Current liabilities are carried at their nominal value, which approximates fair market value.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

Non-current liabilities
Non-current liabilities include all known liabilities as per year end, which can reliably be quantified with a due date of at least one year after the date of the balance sheet. Non-current liabilities are initially recorded at fair value and are subsequently carried at amortized cost.

Taxes
Taxes on income are accrued in the same period as the revenues and expenses to which they relate. Where no distribution of profits is planned, withholding taxes and other taxes on possible subsequent distributions are not taken into account, as the profits are generally reinvested.

Deferred taxes are calculated on the temporary differences that arise between the tax base of an asset or liability and its carrying value in the balance sheet of the Group companies prepared for consolidation purposes, with the exception of temporary differences arising on investments in foreign subsidiaries where the Group has plans to permanently reinvest profits into the foreign subsidiaries.

Deferred tax assets on tax loss carry-forwards are only recognized to the extent that it is probable that future profits will be available and the tax loss carry-forward can be utilized.

Changes to tax laws or tax rates enacted at the balance sheet date are taken into account in the determination of the applicable tax rate provided that they are likely to be applicable in the period when the deferred tax assets or tax liabilities are realized.

The Group is required to pay income taxes in a number of countries. Significant judgment is required in determining income tax provisions and in evaluating tax positions. The Group measures the level of tax provisions for adjustments to tax assessments and/or expected tax audits on the basis of estimates of whether and in what amount additional taxes will fall due.

Revenue Recognition
Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. The Group’s revenue consists of consulting fees from contracts with fees based on time and materials and are recognized as the services are performed and amounts are earned. We consider amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectability is reasonably assured.

Exploration and evaluation costs
For exploration and evaluation costs the successful efforts method is applied. All current costs represent geological and geophysical exploration costs and have therefore been charged to the income statement as incurred.

Related parties
Parties are considered to be related if one party directly or indirectly controls, is controlled by, or is under common control with the other party, if it has an interest in the other party that gives it significant influence over the party, if it has joint control over the party, or if it is an associate or a joint venture. Senior management of the company or close family members are also deemed to be related parties.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

4.           NEW ACCOUNTING STANDARDS NOT YET ADOPTED

FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48) In July 2006, the FASB issued FIN 48, which will be effective for the Company’s on January 1, 2007. This interpretation clarifies the accounting for income tax benefits that are uncertain in nature. Under FIN 48, a company will recognize a tax benefit in the financial statements for an uncertain tax position only if management’s assessment is that its position is “more likely than not” (i.e., a greater than 50 percent likelihood) to be upheld on audit based only on the technical merits of the tax position. This accounting interpretation also provides guidance on measurement methodology, derecognition thresholds, financial statement classification and disclosures, interest and penalties recognition, and accounting for the cumulative-effect adjustment. The new interpretation is intended to provide better financial statement comparability among companies.

Management is in the process of analyzing the Company’s tax position for purposes of implementing FIN 48.

FASB Statement No. 157, Fair Value Measurements (FAS157) In September 2006, the FASB issued FAS 157, which will become effective for the company on January 1, 2008. This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Statement does not require any new fair value measurements but would apply to assets and liabilities that are required to be recorded at fair value under other accounting standards. The impact, if any, to the company from the adoption of FAS 157 in 2008 will depend on the company’s assets and liabilities at that time that are required to be measured at fair value.

5.           CASH AND CASH EQUIVALENTS

	USD (held in CHF)	USD (held in USD)	USD (held in EUR)	USD (held in other currencies)	USD TOTAL 2006	USD TOTAL 2005
Cash on hand	-	-	-	-	-	5,756
Bank and postal accounts	-	886,100	196,172	7,826	1,090,098	1,546,182
Cash and Cash Equivalents	-	886,100	196,172	7,826	1,090,098	1,551,938

Cash and cash equivalents are available at Group’s own disposal and there is no restriction or limitation on withdrawal and/or use of these funds. The Group’s cash equivalents are placed with highly credit rated financial institutions. The carrying amount of these assets approximates their fair value.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

6.           TANGIBLE FIXED ASSETS

2005	Office Equipment & Furniture	Vehicles	Leasehold Improvements	Total
	USD	USD	USD	USD
Cost at January 1	25,988	7,531	6,223	39,742
Additions	16,707	53,893	-	70,600
Cost at December 31	42,695	61,424	6,223	110,341

Accumulated depreciation at January 1	(1,620)	-	(103)	(1,723)
Depreciation	(4,744)	(8,208)	(1,237)	(14,189)
Accumulated depreciation at December 31	(6,364)	(8,208)	(1,340)	(15,912)

Net book value at December 31	36,331	53,216	4,883	94,429

2006	Office Equipment & Furniture	Vehicles	Leasehold Improvements	Total
	USD	USD	USD	USD
Cost at January 1	42,695	61,424	6,223	110,341
Additions	1,107	-	-	1,107
Disposals	(38,366)	(61,424)	(6,223)	(106,012)
Cost at December 31	5,436	-	-	5,436

Accumulated depreciation at January 1	(6,364)	(8,208)	(1,340)	(15,912)
Depreciation	(4,298)	(8,208)		(12,506)
Disposals	9,224	16,416	1,340	26,980
Accumulated depreciation at December 31	(1,438)	-	-	(1,438)

Net book value at December 31	3,998	-	-	3,998

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

7.           RELATED PARTY DISCLOSURE

The consolidated financial statements include the financial statements of DWM Petroleum AG, Baar and the entities listed in the following table:

		Equity share	Equity share
	Country	31 Dec 2006	31 Dec 2005
CJSC South Petroleum Company, Jalalabat 1)	Kyrgyz Republic	25%	90%
CJSC Somon Oil Company, Dushanbe 2)	Rep of Tajikistan	90%	90%

1) CJSC South Petroleum Company was founded by DWM Petroleum AG
2) CJSC Somon Oil Company was founded by DWM Petroleum AG

The ultimate owner of the Group is the management of the Group (59%). Ownership and voting right percentages in the subsidiaries stated above are identical to the equity share.

On October 4, 2006 a contract was signed with Santos International Holdings PTY Ltd. to sell a 70% interest in CJSC South Petroleum Company, Jalalabat for a payment of $4,000,000, a two phase work program totaling $53,500,000 (Phase 1: $11,500,000, Phase 2: $42,000,000), additional working capital outlays of $1,000,000 per annum and an earn-out of $1,000,000 to be settled in shares of Santos International Holdings PTY Ltd if Santos elects to enter into Phase 2 of the work program. If Santos does not exercise the option to enter into Phase 2, the 70% interest is returned to DWM at no cost.

In the event Santos spends in excess of $43,000,000 on the appraisal wells, the Company would be obligated to pay 30% of the excess expenditure.

The transaction with Santos was completed November 13, 2006. The Consolidated Financial Statements of the Group include the operational results of CJSC South Petroleum Company, Jalalabat until November 13; for the balance of the year, the investment in this company qualified as an associate and was accounted for applying the equity method.

At the date of disposal CJSC South Petroleum Company had net liabilities of $718,530, which corresponded to the Company’s basis in the subsidiary and has been recorded as the initial basis for the equity method accounting. This has been reduced by the amount paid for the subsequent purchase of an additional 5% of CJSC South Petroleum Company (see below) and the Company’s share of earnings since November 13, 2006.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

CJSC South Petroleum Company summarized financial information:
The following summarized financial information (in USD thousand) as of December 31, 2006 and for the period from November 13, 2006 to December 31, 2006 is presented for CJSC South Petroleum Company which is a significant equity method investee that is not consolidated:

Current assets	90
Non-current assets	62
Current liabilities	38
Non-current liabilities	35
Gross revenues	0
Gross profit	0
Income from continuing operations	808
Net income	808

On December 7, 2006 the Company entered into a Farm-In Agreement with Kyrgyz NefteGaz to purchase 50% of their 10% interest in CJSC South Petroleum Company for KGS 10,005,000 (USD 241,375). At title transfer, the Company paid KGS 2,005,000 (USD 48,372) and within 1 year after the transaction date the balance of KGS 8,000,000 (USD 193,003) is due. According to the Farm-In Agreement DWM must carry the exploration costs of Kyrgyz NefteGaz if a discovery is made and is commercially viable.

The following table provides the total amount of transactions, which have been entered into with related parties for the relevant financial year:

Board of directors	2006	2005
	USD	USD
Payments to a director for office rent	95,721	96,326
Payments to related companies controlled by directors for rendered consulting services	408,740	341,925
Loan from a director (thereof subordinated in 2005 CHF 3,000,000)	409,920	3,738,274
Loan from a related company controlled by a director	-	240,187

The loans granted from related parties are perpetual loans with indefinite maturity and bear interest based on market conditions. Consulting services by related parties are performed for a fee.

The Company continues to outsource contract employment as needed. Currently there is a consulting contract with Talas Gold, controlled by the CEO, Dr. Alex Becker, concerning geological data processing. The costs amount to approximately $ 245,000 on an annual basis.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

8.           MATURITY OF TAX-DEDUCTIBLE LOSS CARRY FORWARD

	2006	2005
	USD	USD
2011	-	606,545
2012	-	1,387,387
Total tax-deductible loss carry forward	-	1,993,932

All the tax loss carry forwards have been fully utilized in 2006.

9.           TAXES
	Year ended 12.31.2006	Year ended 12.31.2005
	USD	USD
Current tax	718	65

Tax expense for the year	718	65

Domestic income tax is calculated at 16.2 per cent of the estimated assessable profit for the year. Taxation for other jurisdictions is calculated at the rates prevailing in the relevant jurisdictions. The total change for the year can be reconciled to the accounting profit as follows:
	Year ended 12.31.2006	Year ended 12.31.2005
	USD	USD

Income / (loss) before tax	1,023,957	(1,993,867)

Tax at the domestic income tax rate (16.2%)	165,881	-
Effect of utilization of tax loss carry forward	(165,881)	-
Other tax effects	718	65

Effective tax expenses for the year	718	65

10.           ISSUED CAPITAL AND RESERVES

Shares Manas Petroleum Corporation	31 Dec 2006	31 Dec 2005
Total number of authorized shares	80,000,000	80,000,000
Total number of fully paid-in shares	80,000,000	80,000,000
Par value per share (in USD)	0.001	0.001
Total share capital (in USD)	80,000	80,000

All shares are registered shares. There are no different share categories. The shares are not quoted on a stock exchange and were issued in 2004 for cash consideration.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

11.           COMMITMENTS & CONTINGENT LIABILITIES

Legal actions and claims (Kyrgyz Republic & Republic of Tajikistan)

In the ordinary course of business, the associate / subsidiaries in the Kyrgyz Republic & Republic of Tajikistan may be subject to legal actions and complaints. Management believes that the ultimate liability, if any, arising from such actions or complaints will not have a material adverse effect on the financial condition or the results of future operations of the associate / subsidiaries in the Kyrgyz Republic & Republic of Tajikistan. At December 31, 2006 there have been no legal actions threatened or actual against the associate 7 subsidiaries in the Kyrgyz Republic & Republic of Tajikistan.

Management believes that the associate / subsidiaries in the Kyrgyz Republic & Republic of Tajikistan are in substantial compliance with the tax laws affecting its operations. However, the risk remains that relevant authorities could take differing positions with regards to interpretative issues.

License agreements held by CJSC South Petroleum Company (Kyrgyz Republic)

According to License Agreement dated July 9, 2004 to the License OG-153-04 (Tuzluk) concerning geological exploration of the Resource in the Naushkent area, the Subsidiary must invest 500,000 Kyrgyz soms (12,106 US Dollars) and 700,000 Kyrgyz soms (16,950 US Dollars) in the year 2005 and 2006 respectively.

According to License Agreement dated July 9, 2004 to the License OG-154-04 (West Soh) concerning geological exploration of the Resource in the Nanai area, the Subsidiary must invest 800,000 Kyrgyz soms (19,370 US Dollars) and 1,200,000 Kyrgyz soms (29,055 US Dollars) in the year 2005 and 2006 respectively.

According to License Agreement dated August 23, 2005 to the License OG-213 (Soh) concerning geological exploration of the Resource in the Arkyt area, in the year 2006 and 2007 respectively the Subsidiary must invest 6,638,000 Kyrgyz soms (160,722 US Dollars).

According to the new updated Licenses the minimum investments are as follows:

For 2006 and 2005 the investments have been made in compliance with the above stated license agreements.

The Group has entered into operating leases as lessee for a car for a related party. Expenses for this item totaled USD 9,207 in 2006 (USD 31,724 for 2005). Future net lease payments are:

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

For 2006 and 2005 the investments have been made in compliance with the above stated license agreements.

The Group has entered into operating leases as lessee for a car for a related party. Expenses for this item totaled USD 9,207 in 2006 (USD 31,724 for 2005). Future net lease payments are:

	2006	2005
	USD	USD
Within 1 year	9,948	9,207
Between 2 and 5 years	4,972	13,809
After 5 years	-	-
Total future commitments	14,920	23,016

12.           PERSONNEL COSTS AND EMPLOYEE BENEFIT PLANS

	2006	2005
	USD	USD
Wages and salaries	142,902	125,033
Social security contributions	19,038	22,193
Pension fund contribution	4,076	397
Other personnel expenses	799	-
Total Personnel Costs	166,815	147,623

Due to their age the two employees have not been subject to the legally required plan for the full reporting period. As of December 31, 2006 the pension fund contribution as well as the Company’s liabilities are immaterial.

13.           EARNINGS PER SHARE

Earnings per share is calculated as net loss for the year ended on December 31, 2006 and 2005 divided by 100,110,400 weighted average number of outstanding shares.

14.           SUBSEQUENT EVENT

Refer to Note 2 regarding financing transactions that occurred after year end.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
CONDENSED CONSOLIDATED BALANCE SHEET

	09.30.2007	12.31.2006
	USD	USD

ASSETS
Cash and cash equivalents	10,201,883	1,090,098
Other current assets	220,651	48,683

Total current assets	10,422,534	1,138,781

Tangible fixed assets	70,307	3,998

Total non-current assets	70,307	3,998

TOTAL ASSETS	10,492,841	1,142,779

LIABILITIES AND SHAREHOLDERS' EQUITY
Bank overdraft	39,328	19,003
Deferred consideration for interest in CJSC South Petroleum	109,560	193,003
Accounts payable	86,295	70,918
Accrued expenses	204,703	167,664

Total current liabilities	439,886	450,588

Liability in respect of investment in associate	253,743	253,743
Loan owed to a major shareholder	37,758	409,920

Total non-current liabilities	291,501	663,663

TOTAL LIABILITIES	731,387	1,114,251

Common stock (300,000,000 shares authorized, USD 0.001 par value, 112,156,488 and 80,000,000 shares, respectively, issued and outstanding)	112,156	80,000
Additional paid-in capital	19,883,970	1,466,071
Foreign currency translation reserve	53,576	53,464
Deficit accumulated during the development stage	(10,288,248)	(1,571,007)

Total shareholders' equity	9,761,454	28,528

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	10,492,841	1,142,779

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
					Period from
	For the three months ended		For the nine months ended		05.25.2004
					(Inception) to
	09.30.2007	09.30.2006	09.30.2007	09.30.2006	09.30.2007
	USD	USD	USD	USD	USD
OPERATING REVENUES

Other revenues	-	-	-	-	115,148

Total revenues	-	-	-	-	115,148

OPERATING EXPENSES

Personnel costs	(2,012,860)	(40,687)	(3,709,079)	(133,342)	(4,046,488)
Exploration costs	(105,651)	(17,803)	(151,552)	(95,767)	(310,024)
Depreciation	(4,210)	(3,973)	(8,018)	(11,045)	(39,017)
Consulting fees	(492,434)	(231,951)	(914,635)	(694,150)	(3,245,859)
Administrative costs	(714,948)	(251,476)	(4,104,720)	(690,077)	(6,220,571)
Total operating expenses	(3,330,103)	(545,890)	(8,888,004)	(1,624,381)	(13,861,959)

Gain from sale of investment	-	-	-	-	3,126,967
Loss from sale of investment	-	-	(900)	-	(900)
OPERATING LOSS	(3,330,103)	(545,890)	(8,888,904)	(1,624,381)	(10,620,744)

NON-OPERATING INCOME / (EXPENSE)

Exchange differences	8,825	16,809	(18,195)	43,184	(41,085)
Interest income	97,622	3,982	199,259	12,641	245,469
Interest expense	(3,950)	(2,474)	(8,725)	(7,872)	(76,677)

Loss before taxes and equity in net income of associate	(3,227,606)	(527,573)	(8,716,565)	(1,576,428)	(10,493,037)

Taxes	(352)	275	(676)	(79)	(1,524)
Equity in net income of associate		-	-	-	201,960
Minority interest in net income	-	-	-	-	(5,308)
Net loss	(3,227,958)	(527,298)	(8,717,241)	(1,576,507)	(10,297,909)

Weighted average number of outstanding shares	111,878,422	100,110,400	107,416,090	100,110,400	101,735,214
Basic and diluted loss per share	(0.0289)	(0.0053)	(0.0812)	(0.0157)	(0.1012)

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
CONDENSED CONSOLIDATED CASH FLOW STATEMENT
	For the nine months ended		Period from
			05.25.2004
			(Inception) to
	09.30.2007	09.30.2006	09.30.2007
	USD	USD	USD
OPERATING ACTIVITIES

Net loss for the period	(8,717,241)	(1,576,507)	(10,297,909)

To reconcile net loss to net cash used
in operating activities

Gain from sale of investment	-	-	(3,126,967)
Loss from sale of investment	900	-	900
Equity in net income of associate	-	-	(201,960)
Depreciation	8,018	11,045	39,017
Exchange differences	18,195	(43,184)	41,085
Decrease / (increase) in receivables	(166,775)	54,470	(215,457)
(Decrease) / increase in accounts payables	(411,385)	(56,302)	(340,467)
(Decrease) / increase in accrued expenses	30,848	(36,464)	198,512
Stock-based compensation	5,578,623	-	5,578,623

Cash outflow from operating activities	(3,658,817)	(1,646,942)	(8,324,623)
INVESTING ACTIVITIES
Purchase of tangible fixed assets and computer software	(74,043)	-	(188,366)
Sale of tangible fixed assets and computer software	-	4,589	79,326
Proceeds from sale of investment	-	-	4,000,000
Acquisition of investment in associate	-	-	(67,747)

Cash inflow (outflow) from investing activities	(74,043)	4,589	3,823,213
FINANCING ACTIVITIES
Contribution share capital founders	-	-	80,019
Issuance of units	13,208,055	-	13,208,055
Cash arising on recapitalization	6,510	-	6,510
Major shareholder loan repaid	(372,162)	-	(3,348,074)
Major shareholder loan raised	-	1,017,760	4,653,720
Related company loan raised / (repaid)	-	(179,210)	-
Increase in bank overdraft	20,325	-	39,328

Cash flows from financing activities	12,862,728	838,550	14,639,558

Net change in cash and cash equivalents	9,129,868	(803,803)	10,138,148

Cash and cash equivalents at the beginning of the period	1,090,098	1,551,938	-
Currency translation effect on cash and cash equivalents	(18,083)	(107,646)	63,735

Cash and cash equivalents at the end of the period	10,201,883	640,489	10,201,883
Supplemental schedule of non-cash investing and financing activities:          Warrants issued to pay placement commission expenses:  USD 2,689,910 (for the nine months ended 09.30.2007)

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY / (DEFICIT)

SHAREHOLDERS' EQUITY / (DEFICIT)	Number of Shares	Share Capital	Additional paid-in capital	Deficit accumulated during the development stage	Accumulated Other Compre-hensive Income (Loss)	Total share-holders' equity / (deficit)	Comprehensive Income (Loss)

Balance May 25, 2004	-	-	-	-	-	-	-
Contribution share capital from founders	80,000,000	80,000	19	-		80,019	-
Currency translation adjustment	-	-	-	-	(77,082)	(77,082)	(77,082)
Net loss for the period	-	-	-	(601,032)	-	(601,032)	(601,032)
Balance December 31, 2004	80,000,000	80,000	19	(601,032)	(77,082)	(598,095)	(678,114)

Balance January 1, 2005	80,000,000	80,000	19	(601,032)	(77,082)	(598,095)
Currency translation adjustment	-	-	-		218,699	218,699	218,699
Net loss for the year	-	-	-	(1,993,932)	-	(1,993,932)	(1,993,932)
Balance December 31, 2005	80,000,000	80,000	19	(2,594,964)	141,617	(2,373,328)	(1,775,233)

Balance January 1, 2006	80,000,000	80,000	19	(2,594,964)	141,617	(2,373,328)
Forgiveness of debt by major shareholder	-	-	1,466,052	-	-	1,466,052	-
Currency translation adjustment	-	-	-	-	(88,153)	(88,153)	(88,153)
Net income for the year	-	-	-	1,023,957	-	1,023,957	1,023,957
Balance December 31, 2006	80,000,000	80,000	1,466,071	(1,571,007)	53,464	28,528	935,804

Balance January 1, 2007	80,000,000	80,000	1,466,071	(1,571,007)	53,464	28,528
Recapitalization transaction (Note 1)	20,110,400	20,110	(356,732)	-	-	(336,622)	-
Stock-based compensation	880,000	880	3,911,077	-	-	3,911,957	-
Private placement of Units, issued for cash	10,330,152	10,330	9,675,667	-	-	9,685,997	-
Currency translation adjustment	-	-	-	-	138	138	138
Net loss for the period	-	-	-	(5,489,284)	-	(5,489,284)	(5,489,284)
Balance June 30, 2007	111,320,552	111,320	14,696,083	(7,060,291)	53,602	7,800,714	(5,489,146)

Balance July 1, 2007	111,320,552	111,320	14,696,083	(7,060,291)	53,602	7,800,714
Stock-based compensation	-	-	1,666,666	-	-	1,666,666	-
Private placement of Units (Note 2)	10,709	11	(11)	-	-	-	-
Private placement of Units, issued for cash	825,227	825	3,521,232	-	-	3,522,057	-
Currency translation adjustment	-	-	-	-	(26)	(26)	(26)
Net loss for the period	-	-	-	(3,227,957)	-	(3,227,957)	(3,227,957)
Balance September 30, 2007	112,156,488	112,156	19,883,970	(10,288,248)	53,576	9,761,454	(3,227,983)

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
for the period ended September 30, 2007

1.  CORPORATE INFORMATION

The consolidated financial statements of Manas Petroleum Corporation (the “Company”) and its subsidiaries (“the Group”) for the period ended September 30, 2007 were authorized for issue in accordance with a resolution of the directors on November 14, 2007. The Company considers itself as a development stage company since it has not realized any revenues from its planned operations. Accordingly, the Company presents its financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP) that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

The Company, formerly known as Express Systems Corporation, was incorporated in the State of Nevada on July 9, 1988. The Group has a focused strategy on exploration and developing oil and gas resources in Central Asia (subsidiaries in Kyrgyz Republic and Republic of Tajikistan) and in the Balkan Region.

On April 10, 2007, the Company completed the Exchange Transaction whereby it acquired its sole subsidiary DWM Petroleum AG, Baar (DWM) pursuant to an exchange agreement signed in November 2006 whereby 100% of the shares of DWM were exchanged for 80,000,000 common shares of the Company. As part of the closing of the Exchange Transaction the Company issued 800,000 shares as finders’ fees at the closing price of USD 3.20.

The acquisition of DWM has been accounted for as a merger of a private operating company into a non-operating public shell. Consequently, the Company is the continuing legal registrant for regulatory purposes and DWM is treated as the continuing accounting acquirer for accounting and reporting purposes. The assets and liabilities of DWM remained at historic cost. Under US GAAP in transactions involving the merger of a private operating company into a non-operating public shell, the transaction is equivalent to the issuance of stock by DWM for the net monetary assets of the Company, accompanied by a recapitalization. The accounting is identical to a reverse acquisition, except that no goodwill or other intangibles are recorded.

Operating environment
(Kyrgyz Republic & Republic of Tajikistan)
In recent years the Kyrgyz Republic and the Republic of Tajikistan have undergone substantial political, economic and social change. As in any emerging market, the Kyrgyz Republic and the Republic of Tajikistan do not possess a well-developed business and regulatory infrastructure that would generally exist in more developed market economies. As a result, operations carried out in the Kyrgyz Republic and the Republic of Tajikistan involve significant risks that are not typically associated with those in developed markets. The accompanying financial statements of the Group do not include any adjustments that may result from the future clarification of these uncertainties. Such adjustments, if any, will be reported in the financial statements of the Group when they become known and estimable.

Through its 100% owned subsidiary DWM Petroleum AG, the Company has an agreement in principle with the Albanian Government to acquire two production sharing agreements in Albania covering approximately 3,100 km2.

2. GOING CONCERN

The consolidated financial statements have been prepared on the assumption that the Group will continue as a going concern. The Group has no operating income and therefore will remain dependent upon continued funding from its shareholders or other sources.

On April 10, 2007 the Company completed a private placement of 10,340,860 Units (including 10,709 shares issued in the current quarter for additional cost of the placement). The Company received USD 10,330,152 less costs and expenses for the sale of the units. Each Unit consisted of 1 share, ½ Series A warrant exercisable at USD 2 per share, and ½ Series B warrant exercisable at USD 4 per share.

On July 31, 2007 the Company completed a second private placement of 825,227 Units. The Company received USD 3,687,992 less costs and expenses for the sale of units. Each unit consisted of 1 share and 1 warrant exercisable at USD 5.50 per share.  Commissions paid in connection with this offering totaled $155,759 and 33,289 warrants.  Further details on the terms of the warrants are set out in Note 7.

The Group’s cash balance at the end of the third quarter ended September 30, 2007 amounts to USD 10,201,883. The current funds will be utilized to finance the first phase of our work program in Albania amounting to a minimum outlay of USD 6,100,000 which has to be secured through a Bank Guarantee or similar instrument, This leaves us with cash on hand of USD 4,101,883. Based on our expected monthly burn rate and the initial capex requirement in Albania, we have working capital that will last for six months.

In order to continue to fund operations after the next six months and implement the growth strategy through the further acquisition of new licenses in particular in Central Asia, Latin America and the Balkan Region as well as to finance continuing operations, the Group will require further funds. These funds will be raised through additional equity financing.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
for the period ended September 30, 2007
3. ACCOUNTING POLICIES

The Company’s Consolidated Financial Statements are prepared in accordance with US GAAP. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures, if any, of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

The accompanying financial data as of September 30, 2007 and for the three and nine months ended September 30, 2007 and 2006 has been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations. These Condensed Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and the notes thereto, included in the annual financial statements of DWM filed as part of Form 8-K on June 7, 2007.

In the opinion of management, all adjustments (which include normal recurring adjustments, except as disclosed herein) necessary to present a fair statement of financial position as of September 30, 2007, results of operations for the three and nine months ended September 30, 2007 and 2006 and cash flows for the nine months ended September 30, 2007 and 2006, as applicable, have been made. The results of operations for the three and nine months ended September 30, 2007 are not necessarily indicative of the operating results for the full fiscal year or any future periods.

Foreign currency translation
The consolidated financial statements of the Group are presented in US dollars (USD). The parent Company’s functional currency is the USD.

Generally, the local currency is used as the functional currency.  The Company’s Swiss subsidiary DWM Petroleum AG changed its functional currency from the Swiss Franc (CHF) into the USD as of January 1, 2007. The change in functional currency was triggered by the signing of an agreement with Santos. Subsequent to the signing of the agreement the majority of DWM’s transactions were denominated in USD. Transactions are recorded using the exchange rate at the time of the transaction. All resulting foreign exchange transaction gains and losses are recognized in the Group’s income statement.

Income, expenses and cash flows of the consolidated entities have been translated into USD using an average exchange rate of the period. Assets and liabilities are translated using the period end exchange rates. Translation differences arising from movements in the exchange rates used to translate equity, retained earnings and other equity components and net income for the period are allocated directly to the cumulative translation differences reserve.

Average Rates	January 1, 2007 to September 30, 2007	2006	2005
	TJS	CHF	CHF
USD	3.4355	1.2536	1.2458

Balance Sheet
Period End Rates	September 30, 2007	2006	2005
	TJS	CHF	CHF
USD	3.4445	1.2198	1.3179
TJS = Tajikistan Somoni

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
for the period ended September 30, 2007
4. NEW ACCOUNTING STANDARDS NOT YET ADOPTED

FASB Statement No. 157, Fair Value Measurements (SFAS157) In September 2006, the FASB issued SFAS 157, which will become effective for the Group on January 1, 2008. This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Statement does not require any new fair value measurements but would apply to assets and liabilities that are required to be recorded at fair value under other accounting standards. The impact, if any, to the Group from the adoption of SFAS 157 in 2008 will depend on the Group’s assets and liabilities at that time that are required to be measured at fair value.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159). SFAS 159 allows entities to measure at fair value many financial instruments and certain other assets and liabilities that are not otherwise required to be measured at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We have not determined what impact, if any, that adoption will have on our results of operations, cash flows or financial position.

5. TANGIBLE FIXED ASSETS

2007	Office Equipment and Furniture	Vehicles	Leasehold Improvements	Total
	USD	USD	USD	USD
Cost at January 1	5,436	-	-	5,346
Recapitalization Transaction (Note 1)	3,407	-	-	3,407
Additions	21,043	53,000	-	74,043
Cost at September 30	29,886	53,000	-	82,886
			-
Accumulated Depreciation at January 1	(1,438)	-	-	(1,438)
Recapitalization Transaction (Note 1)	(3,123)	-	-	(3,123)
Depreciation	(2,018)	(6,000)	-	(8,018)
Accumulated Depreciation at September 30	(6,579)	(6,000)	-	(12,579)

Net Book Value	23,307	47,000	-	70,307

6. STOCK COMPENSATION PROGRAM

On May 1, 2007 the board of directors approved the granting of stock options according to a Nonqualified Stock Option Plan. This stock option plan has the purpose (a) to ensure the retention of the services of existing executive personnel, key employees, and directors of the Company or its affiliates; (b) to attract and retain competent new executive personnel, key employees, consultants and directors; (c) to provide incentive to all such personnel, employees, consultants and directors to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company; and (d) allowing vendors, service providers, consultants, business associates, strategic partners, and others, with or that the board of directors anticipates will have an important business relationship with the Company or its affiliates, the opportunity to participate in the ownership of the Company and thereby to have an interest in the success and increased value of the Company.

This plan constitutes a single “omnibus” plan, the Nonqualified Stock Option Plan (“NQSO Plan”) which provides grants of nonqualified stock options (“NQSOs”). The maximum number of shares of common stock that may be purchased under the plan is 14,000,000.

On May 2, 2007, the Company granted 8,750,000 stock options to employees and consultants at a price of USD 4.00 per share. The closing share price at grant date was USD 3.55, hence the strike price was out-of-the-money. These stock options vest over 36 months with 1/12 vested per quarter. Compensation cost, being the fair value of the options at the grant date, is calculated to be USD 14,880,995 of which USD 1,240,083 will be expensed every quarter as the remainder vest.

On June 1, 2007, the Company granted 1,500,000 stock options to an officer and director at a price of USD 4.90 per share. The strike price represents the closing share price on the grant date. These stock options vest over 36 months with 1/12 vested per quarter. Compensation cost, being the fair value of the options at the grant date, is calculated to be USD 3,933,584 of which USD 327,799 will be expensed every quarter as the remainder vest.

On June 25, 2007, the Company granted 400,000 stock options to an officer at a price of USD 5.50 per share. The strike price represents the closing share price on the grant date. These stock options vest over 36 months with 1/12 vested per quarter. Compensation cost, being the fair value of the options at the grant date, is calculated to be USD 1,185,412 of which USD 98,784 will be expensed every quarter as the remainder vest.

The fair value of all of the options was determined using the Black-Scholes option pricing model using a 6-year expected life of the option, a volatility factor of 50%, a risk-free rate of 5.0% and no assumed dividend rate.

At the end of September 30, 2007 Manas recorded a total charge of USD 2,611,424 in respect of the equity awards granted under the stock option plan. Of this charge, USD 2,398,371 and USD 213,053 were recorded in personnel costs and consulting fees respectively.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
for the period ended September 30, 2007

7. WARRANTS

As at September 30, 2007, the Company had a total of 12,933,989 warrants outstanding to purchase common stock. Each warrant entitles the holder to purchase one share of the Company’s common stock. The Company has reserved 12,933,989 shares of common stock in the event that these warrants are exercised.

The warrants include 5,170,430 Series A Warrants exercisable at USD 2.00 per share and 5,170,430 Series B Warrants exercisable at USD 4.00 per share; of which all are exercisable at the option of the holder, have no redemption features, and are settled on a physical basis. The Series A Warrants are exercisable at any time following their issuance but will expire on April 10, 2009 to the extent they are not exercised. The Series B Warrants are exercisable at any time following their issuance but will expire on April 10, 2010 to the extent they are not exercised.

The Company has also issued 1,734,613 warrants exercisable at USD 2.00 each pursuant to the issuance of a private placement unit offering. These warrants expire on April 10, 2010.

The Company has also issued 825,227 warrants exercisable at USD 5.50 each pursuant to the issuance of a private placement unit offering. These warrants expire on July 31, 2009.

The Company has also issued 33,289 warrants exercisable at USD 4.50 each pursuant to the issuance of a private placement unit offering. These warrants expire on July 31, 2009.

8. RELATED PARTY DISCLOSURE

The management of Manas owns 57% of the issued shares.

CJSC South Petroleum Company summarized financial information:

The following summarized financial information (in USD thousand) as of September 30, 2007 and for the period from January 1, 2007 to September 30, 2007 is presented for CJSC South Petroleum Company which is a significant equity method investee that is not consolidated:

Current assets	101,202
Non-current assets	66,237
Current liabilities	4,300
Non-current liabilities	244,520
Gross revenues	0
Gross profit	0
Income from continuing operations	-153,209
Net income	-153,209

The following table provides the total amount of transactions, which have been entered into with related parties for the relevant financial period:

Board of Directors
	January 1, 2007 to September 30, 2007	January 1, 2006 to September 30, 2006
	USD	USD
Payments to a director for office rent	72,273	71,455
Payments to related companies controlled by directors for rendered consulting services	-	291,071

	September 30, 2007	September 30, 2006
	USD	USD
Loan from a director	37,758	6,001,639
Loan from a related company controlled by a director	-	76,947

The loans granted from related parties are perpetual loans with indefinite maturity and bear interest based on market conditions. Consulting services by related parties are performed for a fee.

The consulting contract with Talas Gold, controlled by the CEO Alex Becker, concerning geological data processing was terminated on August 31, 2007. The annual costs amounted to USD 254,000.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
for the period ended September 30, 2007

9. COMMITMENTS & CONTINGENT LIABILITIES

Legal actions and claims (Kyrgyz Republic & Republic of Tajikistan)

In the ordinary course of business, the associate / subsidiaries in the Kyrgyz Republic & Republic of Tajikistan may be subject to legal actions and complaints. Management believes that the ultimate liability, if any, arising from such actions or complaints will not have a material adverse effect on the financial condition or the results of future operations of the associate / subsidiaries in the Kyrgyz Republic & Republic of Tajikistan. At September 30, 2007 there have been no legal actions threatened or actual against the associate / subsidiaries in the Kyrgyz Republic & Republic of Tajikistan.

Management believes that the associate / subsidiaries in the Kyrgyz Republic & Republic of Tajikistan are in substantial compliance with the tax laws affecting its operations. However, the risk remains that relevant authorities could take differing positions with regards to interpretative issues.

The Group has entered into operating leases as lessee for three cars for related parties. Expenses for this items totalled USD 17,910 for the period from January 1, 2007 to September 30, 2007 (USD 10,109 in 2006). Future net lease payments are:

	September 30, 2007	December 31, 2006
	USD	USD
Within 1 year	42,639	9,948
Between 2 and 5 years	91,437	4,972
After 5 years	0	0
Total future commitments	134,076	14,920

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
for the period ended September 30, 2007

10. PERSONNEL COSTS AND EMPLOYEE BENEFIT PLANS

The majority of the increase in the personnel costs has been due to the costs for the stock based compensation plan.

Currently the company is in the process of setting up employee benefit plans.

11. EARNINGS PER SHARE

Earnings per share is calculated as net loss for the period ended September 30, 2007 divided by 111,878,422 weighted average number of outstanding shares and for the period ended September 30, 2006 divided by 100,110,400 weighted average number of outstanding shares.

The calculation of shares outstanding in the prior periods has been calculated by converting DWM’s historic shares outstanding into equivalent Manas shares outstanding based upon the exchange ratio established under the exchange agreement. Furthermore, the Manas shares outstanding at the exchange date have been treated as being outstanding for all periods presented.

There are 10,650,000 stock options outstanding and 12,933,989 warrants outstanding that are anti-dilutive because the Company is in a net loss position.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

On September 14, 2006, Staley, Okada & Partners Chartered Accountants resigned as the auditors for Express Systems Corp., the name of our company prior to the acquisition of DWM Petroleum AG on April 10, 2007. The reason for their resignation is that they entered into a transaction with PricewaterhouseCoopers LLP under which certain assets of Staley Okada & Partners were sold to Pricewaterhouse and a number of the professional staff and partners of Staley Okada & Partners joined Pricewaterhouse either as employees or partners of Pricewaterhouse and will carry on practicing as members of Pricewaterhouse.

Staley, Okada’s reports on the financial statements of Express Systems Corp. for the two years prior to their resignation did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended March 31, 2006 and 2005 and the subsequent interim period through September 14, 2006 (the date of the resignation), there were no disagreements with our former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The decision to accept the resignation of Staley, Okada & Partners Chartered Accountants was approved by our Board of Directors. On October 2, 2006, our Board appointed Lazar Levine & Felix LLP (“Lazar”) as our independent accountants.

On August 3, 2007, we appointed Deloitte AG as our auditors and informed Lazar, our previous independent accountants, that we were no longer using their services. Deloitte AG had been the independent accountants of DWM Petroleum AG prior to our Acquisition of DWM.  As we acquired DWM and its business in a transaction in which DWM was treated as the continuing accounting acquirer for accounting and reporting purposes, we decided to use Deloitte AG as our independent accountants as they were already familiar with DWM and it operations and accounts. Other than a going concern explanatory paragraph during our most recent fiscal year ended March 31, 2007 and subsequent interim period through August 3, 2007 (the date of the dismissal and appointment), there were no disagreements with Lazar on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no disagreements with Lazar on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the Lazar’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The decision to dismiss Lazar and appoint Deloitte was approved by our Board of Directors on August 3, 2007.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24                                Indemnification of Directors and Officers.

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize us to indemnify our Directors and officers to the fullest extent permitted under Nevada law.

Our Bylaws require us to indemnify any present and former Directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a Director, officer, employee, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted himself in good faith and that such person:

●	reasonably believed that their conduct was in or not opposed to our best interests or
●	with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our favor by reason that such person is or was one of our Directors, trustees, officers, employees or agents or is or was serving at our request in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such person has conducted himself in good faith and that such person reasonably believed that their conduct was in or not opposed to our best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to us.

The determination to indemnify any such person must be made:

●	by our stockholders,
●	by our Board of Directors by majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding,
●	by independent legal counsel in a written opinion, or
●	by court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a Director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25                                Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  The selling stockholders shall bear no expense in connection with this registration statement.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$2,943
Printing and engraving expenses(1)	$5,000
Accounting fees and expenses(1)	$35,000
Legal fees and expenses(1)	$125,000
Transfer agent and registrar fees(1)	$10,000
Fees and expenses for qualification under state securities laws	$10,000
Miscellaneous(1)	$5,000
Total	$192,943
(1)	Estimated fees.

Item 26                                Recent Sales of Unregistered Securities – Last Three Years.

On July 31, 2007, we arranged a private placement of 825,227 units at a purchase price of $4.50 per unit, for total gross proceeds of up to $3,687,992. Each “Unit” consisted of one share of our common stock and one warrant to purchase a share of our common stock exercisable at $5.50 until July 31, 2009. The Units were issued to non-U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. Proceeds of the financing will be used for working capital. Commissions paid in connection with this offering totaled $155,759 and 33,289 warrants exercisable at $4.50 until July 31, 2009.  These warrants were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

In June 2007, we issued 80,000 shares of our common stock as a bonus to one of our employees who is neither an executive officer or a director as consideration for past services.  At the time of the issuance, shares of our common stock were trading on the OTCBB at approximately $5.09 per share. These shares were issued to a non-U.S. person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S and/or Section 4(2) of the Securities Act.

On April 10, 2007 and in connection with the share exchange carried out for our acquisition of DWM Petroleum AG, we issued an aggregate of 80,000,000 shares of our common stock to the former DWM shareholders. DWM common stock issued in the Share Exchange was exempt from the registration requirements of the Securities Act of 1933, pursuant to Regulation S under the Securities Act. At the time of purchase, each DWM shareholder represented that such shareholder: (i) was outside the U.S. and was a not a U.S person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S; (ii) will abide by the restrictions on resale pursuant to Rule 904 of Regulation S; and (iii) if a “dealer” or a person receiving a selling concession fee or other remuneration within the meaning of Regulation S, will not, until the expiration of the one-year “restricted period” within the meaning of Rule 903 of Regulation S, offer or sell such shares to a U.S. person or for the account or benefit of a U.S. person within the meaning Rule 902(k) of the Securities Act.

On April 10, 2007, we issued 400,000 shares of our common stock to each of Anderson Properties Incorporated and John Martin as finders’ fees in connection with the share exchange. These shares are deemed “restricted securities” and bear an appropriate restrictive legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration. The sales of these securities were exempt from registration under the Securities Act pursuant to Regulation S under the Securities Act.

Also on April 10, 2007, we completed a private placement of 10,330,152 units. Each “Unit” consisted of one share of our common stock, 50% warrant coverage in Series A warrants which grants the holder the right to acquire one share of common stock at $2 per share for 2 years, and 50% warrant coverage in Series B warrants which grants the holder the right to acquire one share of common stock at $4 per share for 3 years.  Prior to making these sales, each purchaser represented that it was either a non-U.S. person within the meaning of Regulation S under the Securities Act or an accredited investor within the meaning of Regulation D under the Securities Act. The sales of these securities were exempt from registration under the Securities Act pursuant to Regulation S and/or Regulation D under the Securities Act. Commissions paid in connection with this offering totaled $607,114.60 and 1,734,613 warrants exercisable at $2.00 until April 10, 2010.  These warrants were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

In October 2006, we issued 14,000,000 shares in a private placement offering at $0.01 per share for total proceeds of $140,000. These shares were issued to non-U.S. persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

In June 2005, we issued 40,000 shares at $0.25 per share to our transfer agent as a set up fee. In issuing these shares to this accredited investors, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) thereof.

In April 2005, we issued 150,000 shares of Common Stock at $0.25 per share to our Directors for services received. These shares were issued to non-U.S. person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

In April 2005, we issued 800,000 shares of Common Stock at $0.25 per share. These shares were issued to non-U.S. person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

Item 27                                Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form SB-2 filed on July 14, 2003)
3.2
Certificate of Amendment of Certificate of Incorporation of Express Systems Corporation filed on April 2, 2007 (changing name to Manas Petroleum Corporation) (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on April 17, 2007)

3.3	By-Laws (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form SB-2 filed on July 14, 2003)
4.1	Form of Share Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form SB-2 filed on July 14, 2003)
4.2	Form of Warrant A to Purchase Manas Petroleum Corporation Common Stock (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on April 17, 2007)
4.3	Form of Warrant B to Purchase Manas Petroleum Corporation Common Stock (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on April 17, 2007)
4.4*	Form of July 31, 2007 Warrants to Purchase Manas Petroleum Corporation Common Stock at $4.50
4.5*	Form of July 31, 2007 Warrants to Purchase Manas Petroleum Corporation Common Stock at $5.50
5.1*	Opinion of Sanders Ortoli Vaughn-Flam Rosenstadt LLP regarding the legality of the securities being registered
10.1	Share Exchange Agreement, dated November 23, 2007 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on April 17, 2007)
10.2	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on April 17, 2007)
10.3	Form of Escrow Agreement (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on April 17, 2007)
10.4	Form of Subscription Agreement (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed on April 17, 2007)
10.5	Alexander Becker employment agreement, dated April 1, 2007 (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed on April 17, 2007)
10.6	Heinz Scholz employment agreement, dated April 1, 2007 (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed on April 17, 2007)
10.7	Peter-Mark Vogel employment agreement, dated April 1, 2007 (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K filed on April 17, 2007)
10.8	Yaroslav Bandurak employment agreement, dated April 1, 2007 (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K filed on April 17, 2007)
10.9	2007 Omnibus Stock Option Plan (incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K filed on April 17, 2007)
10.10	Farm-In Agreement, dated April 10, 2007 (incorporated by reference to Exhibit 10.10 to our Current Report on Form 8-K filed on April 17, 2007)
10.11	Talas Gold Consulting Agreement, dated February 20, 2007 (incorporated by reference to Exhibit 10.11 to our Current Report on Form 8-K filed on April 17, 2007)
10.12	Form of Lock-Up Agreement for Affiliates (incorporated by reference to Exhibit 10.12 to our Current Report on Form 8-K filed on April 17, 2007)
10.13	Form of Lock-Up Agreement for Minority Shareholders (incorporated by reference to Exhibit 10.13 to our Current Report on Form 8-K filed on April 17, 2007)
10.14**	Production Sharing Agreement regarding Blocks D-E, dated July 31, 2007, between DWM Petroleum AG and the Ministry of Economy, Trade and Energy of Albania
10.15**	Production Sharing Agreement regarding Blocks D-E, dated July 31, 2007, between DWM Petroleum AG and the Ministry of Economy, Trade and Energy of Albania
10.16
Employment Agreement between Manas Petroleum Corporation and Neil Maedel as Vice President of Business Development, dated and effective on or about June 1, 2007 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed on June 7, 2007)

10.17*	Form of Securities Purchase Agreement for July 31, 2007 private placement
10.18*	Form of Amendment to the Securities Purchase Agreement for July 31, 2007
10.19*	Sub-Tenancy Agreement, dated October 26, 2006, between Heinz Jurgen Scholz and DWM Petroleum AG
10.20*	Agreement, dated September 5, 2005, between Varuna AG and DWM Petroleum AG
10.21*	Agreement, dated September 5, 2005, between Heinz Jurgen Scholz and DWM Petroleum AG
14.1*	Code of Ethics, adopted May 1, 2007
16.1	Letter of Staley, Okada & Partners Chartered Accountants, dated September 14, 2006 (incorporated by reference to Exhibit 16.1 to our Current Report on Form 8-K filed on September 25, 2006)
16.2	Letter of Staley, Okada & Partners Chartered Accountants, dated October 3, 2006 (incorporated by reference to Exhibit 16.2 to our Current Report on Form 8-K filed on October 5, 2006)
16.3	Letter of Lazar Levine & Felix LLP, dated August 3, 2007 (incorporated by reference to Exhibit 16.1 to our Current Report on Form 8-K filed on August 3, 2007)
21.1	Subsidiaries of Manas Petroleum Corporation CSJC Somon Oil, Dushambe, Tajikistan, 90% interest DWM Petroleum AG, Switzerland
23.1*	Consent of Deloitte AG
23.2*	Consent of Sanders Ortoli Vaughn-Flam Rosenstadt LLP (included in Exhibit 5.1)
* filed herewith
** to be filed by amendment

Item 28	Undertakings
The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)           Include any additional or changed information on the plan of distribution.

(2)           For determining liability under the Securities Act, the Company will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3)           To remove from registration by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus  relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)           The portion of any other free writing prospectus relating to the offering  containing  material  information  about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against said liabilities (other than the payment by Manas Petroleum Corporation of expenses incurred or paid by a Director, officer or controlling person of Manas Petroleum Corporation in the successful defense of any action, suit or proceeding) is asserted by the Director, officer or controlling person in connection with the securities being registered, Manas Petroleum Corporation will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned on November 20, 2007.

MANAS PETROLEUM CORPORATION
a Nevada corporation

By: /s/ Alexander Becker
Alexander Becker, Chief Executive Officer and Director
(Principle Executive Officer)
November 20, 2007

By: /s/ Peter-Mark Vogel
Peter-Mark Vogel, Chief Financial Officer and Director
(Principle Financial Officer and Principle Accounting Officer)
November 20, 2007
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints each of Alexander Becker and Peter-Mark Vogel as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

By: /s/ Alexander Becker Alexander Becker, Chief Executive Officer and Director (Principle Executive Officer) November 20, 2007	By: /s/ Neil Maedel Neil Maedel, Director November 20, 2007
By: /s/ Peter-Mark Vogel Peter-Mark Vogel, Chief Financial Officer and Director (Principle Financial Officer and Principal Accounting Officer) November 20, 2007	By: /s/ Heinz Scholz Heinz Scholz, Director November 20, 2007
By: /s/ Michael Velletta Michael Velletta, Director November 20, 2007